UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2021

Cosmos Group Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-545793	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower 50 Raffles Place Singapore 048623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +65 6829 7017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.001	COSG	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors." You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Cosmos Group Holdings Inc..

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On June 17, 2021, the Company entered into a Share Exchange Agreement with the shareholders of Massive Treasure Limited (“Massive Treasure”). Pursuant to the Share Exchange Agreement, the Company agreed to issue 1,078,269,470 in exchange for 100% of Massive Treasure. Massive Treasure is a party to numerous agreements to acquire 12 additional business entities. As such, the Company further agreed to issue an additional 55,641,014 shares of common stock to complete the acquisition of such 12 business entities in the near future. In May, 2021, Massive Treasure consummated the acquisition of 9 entities as more fully described below. Herbert Lee, the Company’s director, beneficially owns 95% of Massive Treasure. This acquisition consummated on September 17, 2021.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Description of Agreements of Massive Treasure with 9 Entities

E-on Finance and 8M Ltd.

In May 2021, Massive Treasure entered into a Share Swap Letter Agreement (the “100% Share Swap Letter”) with the shareholders of each of E-on Finance Limited, a Hong Kong corporation (“E-on”) and 8M Limited, a Hong Kong corporation (“8M”) to acquire 100% of each of E-on and 8M for approximately 20,110,604 and 10,055,302 shares of common stock, respectively, of the Company based upon the closing price of the common stock of the Company as of the date of signing of the 100% Share Swap Letter and determined in accordance with the terms of the 100% Share Swap Letter on the date. The acquisition of E-on and 8M consummated in May, 2021. The Company intends to issue 10,256,409 shares and 5,128,204 shares to the shareholders of E-on and 8M, respectively, in the immediate future. The Company will become obligated to issue the remaining balance of the shares on the first anniversary of the Closing of the acquisition of each of E-on and 8M, subject to certain clawback provisions.

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E-on and 8M are obligated to meet certain financial milestones in each of the two year anniversaries following the Closing. Failure to meet such milestones will result in a clawback of the shares issued to the shareholders. On the second anniversary of the Closing, if E-on or 8M exceeds the aggregate financial milestone set for the two years, the shareholders thereof shall be entitled to additional shares of the Company as determined in accordance with the 100% Share Swap Letter.

The foregoing description of the 100% Share Swap Letter is qualified in its entirety by reference to a form of the 100% Share Swap Letter which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Other Seven Entities

In May and June 2021, Massive Treasure entered into a Share Swap Letter Agreement (the “51% Share Swap Letter”) with the shareholders of each of the following Hong Kong corporations (collectively, the “51% Entities”) to acquire 51%  of the issued and outstanding securities of the 51% Entities for an aggregate amount of 23,589,736 shares of the Company’s common stock as set forth below (the “First Tranche Shares”), based upon the closing price of the common stock of the Company as of the date of signing the 51% Share Swap Letter and determined in accordance with the terms of the 51% Share Swap Letter:

Name of Company	No. of Shares of COSG Common Stock
Star Credit Limited	3,076,921
VAAV Limited	3,076,922
Long Journey Finance Limited	5,128,205
Rich Finance (Hong Kong) Limited	3,076,922
Lee Kee Finance Limited	3,076,922
Dragon Group Mortgage Limited	3,076,922
Healthy Finance Limited	3,076,922

On the first anniversary of the Closing, the Company is obligated to issue a second tranche of shares of its common stock, based upon the closing price of its shares as of the fifth business day prior to such first anniversary as determined in accordance with the terms of the 51% Share Swap Letter (the “Second Tranche Shares”).  Upon the issuance of the Second Tranche Shares, each of the 51% Entities will deliver the remaining 49% of the issued and outstanding securities to the Company to become wholly owned subsidiaries of the Company.  The acquisition of the 51% Entities consummated in May 2021.  The Company intends to issue the First Tranche Shares in the immediate future.

Each of the 51% Entities are obligated to meet certain financial milestones in each of the two year anniversaries following the Closing. Failure to meet such milestones will result in a clawback of the shares issued to the shareholders. On the second anniversary of the Closing, if any 51% Entity exceeds the aggregate financial milestone set for the two years, the shareholders thereof shall be entitled to additional shares of the Company as determined in accordance with the 51% Share Swap Letter.

The foregoing description of the 100% Share Swap Letter is qualified in its entirety by reference to a form of the 51% Share Swap Letter which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

CORPORATE HISTORY

Overview

As a result of the consummation of our Massive Treasure acquisition, we operate in two business segments: (i) the physical arts and collectibles business; and (ii) the financing/money lending business.

We operate our physical arts and collectibles business through Coinllectibles Pte Ltd, a Singapore corporation (“Coinllectibles”), pursuant to which we provide authentication, valuation and certification (AVC) service, sale and purchase, hire purchase, financing, custody, security and exhibition (CSE) services to art buyers through traditional methods as well as through leveraging blockchain technology through the creation of non-fungible tokens (NFTs). We initially intend to focus on customers located in Hong Kong and expand throughout Asia.

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We conduct our financing/money lending business through the 9 subsidiaries of Coinllectibles DeFi Limited, our Hong Kong subsidiaries which are licensed under Hong Kong’s Money Lenders Ordinance. We primarily provide unsecured personal loan financings to private individuals. We also have a small portfolio of mortgage loans. Revenue is generated from interest received from the provision of loans to private individual customers.

Our corporate chart is below:

On June 14, 2021, Asia Cosmos Group Limited, an entity controlled by our former Chief Executive Officer, and Koon Wing Cheung agreed to sell 6,230,618 and 8,149,670 shares, respectively, of our common stock to Chan Man Chung for a total purchase price of four hundred twenty thousand dollars (US$420,000). The common stock being sold constitutes sixty-six and seventy-seven hundredth percent (66.77%) of the issued and outstanding shares of our common stock. The sellers relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to Mr. Chan. The funds came from the personal funds of Mr. Chan, and was not the result of a loan. The closing occurred June 28, 2021.

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In connection with such sale, Miky Wan, our former CEO, President and CFO resigned from her positions as a director and sole executive officer of the Company. Concurrently therewith, Messrs. Chan Man Chung, Lee Ying Chiu Herbert and Tan Tee Soo were appointed to the Company’s Board of Directors and Chan Man Chung was appointed to serve as the CEO, CFO and Secretary of the Company.

Prior to the change in control, we were a Hong Kong based specialty commercial logistic company. Our specialty commercial logistic company operated through Lee Tat Transportation Int’l Limited, our wholly owned Hong Kong subsidiary (“Lee Tat”), and provided timely and reliable logistics and delivery services to commercial clients located in Hong Kong

History

We were incorporated in the state of Nevada on August 14, 1987, under the name Shur De Cor, Inc. and engaged in developing certain mining claims. In April 1999, Shur De Cor merged with Interactive Marketing Technology, a New Jersey corporation that was engaged in the business of developing and direct marketing of consumer products. As the surviving company, Shur De Cor changed its name to Interactive Marketing Technology, Inc. Shur De Cor's then management resigned and the management of Interactive New Jersey became the Company’s management. The prior management of Shur De Cor retained Shur De Cor’s business and assets. After that acquisition, the Company, through a wholly owned subsidiary, IMT's Plumber, Inc., produced, marketed, and sold a licensed product called the Plumber's Secret, which was discontinued in fiscal 2001. In May 2002, the Company ceased to actively pursue its product development and marketing business and actively sought to either acquire a third party, merge with a third party or pursue a joint venture with a third party in order to re-enter its former business of development and direct marketing of proprietary consumer products in the United States and worldwide.

On November 17, 2004, the Company acquired MPL, a company organized under the laws of the British Virgin Islands, and its subsidiaries in accordance with the terms of a Share Exchange Agreement executed by the parties (the “2004 Agreement”). In connection with the acquisition, the Company issued an aggregate of 109,623,006 shares of its common stock to Imperial International Limited, a company incorporated under the laws of the British Virgin Islands (“Imperial”), the sole shareholder of MPL, in exchange for 100% of the issued and outstanding shares of MPL capital stock (the "2004 Share Exchange"). Upon completion of the share exchange, MPL became the Company's wholly owned subsidiary and the Company’s former owner transferred control of the Company to Imperial. The Company relied on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"), in regard to the shares that we issued pursuant to the 2004 Share Exchange. The Company treated this transaction as a qualified "business combination" as defined by Rule 501(d). The Company relied on the exemption from registration pursuant to Section 4(2) of, and or Regulation D promulgated under, the Act in issuing the Company’s securities.

In connection with the 2004 Share Exchange, the Company: (i) changed its name from Interactive Marketing Technology, Inc. to China Artists Agency, Inc. ("China Artists"); (ii) obtained a new stock symbol, "CAAY", and CUSIP Number, effective on December 21, 2004; (iii) increased its authorized common stock to 200,000,000 shares; (iv) effectuated a 1 for 1.69 reverse stock split; and (v) spun off the Company’s existing business into a separate public company, All Star Marketing, Inc., a Nevada corporation ("All Star"). All Star was formed as a wholly owned subsidiary of the Company. The Spin-off was satisfied by means of a pro-rata share dividend to the Company's shareholders of record as of December 10, 2004. The purpose of the Spin-Off was to allow the subsidiary to operate as a separate public company and raise working capital through the sale of its own equity. This allowed the Company’s management to focus on its business, while at the same time, allowing the spun-off company to have greater exposure by trading as an independent public company. Additionally, the shareholders and the market would then more easily identify the results and performance of the Company as a separate entity from that of All Star. In August 2005, the Company changed its name to China Entertainment Group, Inc. and, effective August 9, 2005, obtained a new stock symbol "CGRP", and CUSIP Number.

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Effective July 22, 2010, the Company merged with Safe and Secure TV Channel, LLC, a Delaware limited liability company (the “Merger”). In connection with the Merger, the management of the Company resigned and was replaced by the management and principals of Safe and Secure TV Channel, LLC. The holders of interests in Safe and Secure TV Channel, LLC exchanged their interests for approximately 50.2% of the issued and outstanding stock of the Company. In September 2010, the Company effectuated a 9.85 for one stock split to shareholders of record as of August 23, 2010. After the Merger, the Company became a television network and multimedia information and distribution company focused on serving the homeland security and emergency preparedness industry.

On February 15, 2016, the Company sold to Asia Cosmos Group Limited, a private limited liability company incorporated under the laws of British Virgin Islands (“ACOSG”), 10,000,000 shares of its common stock at a per share price of $0.027. ACOSG’s sole shareholder is Miky Wan. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to ACOSG. In connection with the private placement to ACOSG, a change of control occurred and Bryan Glass resigned from his position as President, Secretary, Treasurer and Chairman of the Company.

Miky Wan was appointed to serve as Chief Executive Officer, Chief Operating Officer, President and Director, effective February 19, 2016.

Effective February 26, 2016, the Company changed its name to Cosmos Group Holdings Inc. and filed a Certificate of Amendment to such effect with the Nevada Secretary of State. The name change and the related stock symbol change to “COSG” were approved by the Financial Industry Regulatory Authority on March 31, 2016. The Company also increased the number of its authorized common stock, par value $0.001, from 90,000,0000 shares to 500,000,000 and its preferred stock, par value $0.001, from 10,000,000 to 30,000,000 shares.

On January 13, 2017, the Company sold 200,000,000 shares of its common stock to ACOSG at a per share price of $0.001 per share for aggregate consideration of US $200,000. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to ACOSG.

Acquisition of Lee Tat, Our Logistics Business

On May 12, 2017, we acquired all of the issued and outstanding shares of Lee Tat from Mr. Koon Wing CHEUNG, Lee Tat’s sole shareholder, in exchange for 219,222,938 shares of our issued and outstanding common stock. In connection with the Lee Tat acquisition, Miky Wan resigned from her positions as Chief Executive Officer and Chief Operating Officer and Koon Wing CHEUNG and Yongwei HU were appointed to serve as our Chief Executive Officer and Chief Operating Officer, respectively, and also as our directors. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to the shareholders of Lee Tat.

Termination of Our Artificial Intelligence Educational Content Business

Acquisition and Rescission of Acquisition of HKHL

On July 19, 2019, we acquired 5,100 Ordinary Shares of Hong Kong Healthtech Limited, a limited company organized under the laws of Hong Kong (“HKHL”), from Wing Lok Jonathan SO (“SWL”) pursuant to the terms of a Share Exchange Agreement (the “Share Exchange Agreement”). Such securities represented approximately 51% of the issued and outstanding securities of HKHL. As consideration, we issued 6,232,951 shares of our common stock, at a per share price of US$8.99. As a result of such acquisition, we entered into the AI Education business of developing and delivering educational content.

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In connection with the Share Exchange, we entered into employment agreements with the following individuals in connection with their appointment to the offices set forth next to their names:

Tze Wai Albert YIP	Chief Financial Officer
Wing Lok Jonathan SO	Chief Strategy Officer
Kai Chi WONG	Chief Operating Officer

On December 27, 2019, the parties mutually terminated the Share Exchange Agreement and IP License Agreement. As a result, 5,100 Ordinary Shares of HKHL were returned to SWL and the 6,232,951 shares of our common stock issued in exchange therefor were returned to us for cancellation. In connection with the termination, on December 30, 2019, Kai Chi WONG resigned from his position as Chief Operating Officer of the Company. Koon Wing Cheung transferred to Kai Chi WONG 215,369 shares of Common Stock of the Company as a token of appreciation of Mr. Wong’s contribution to the Company.

We ultimately exited from the AI Education business in the first quarter of 2020. As a result,

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The Employment Agreement, dated July 19, 2019, by and between Cosmos Group Holdings Inc. and Wing Lok Jonathan SO was terminated by the parties thereto effective on March 31, 2020, and Mr. Tze Wai Albert YIP resigned from his position as the Chief Financial Officer, effective on 30 April 2020.

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Syndicate Capital (Asia) Limited returned to Koon Wing Cheung 1,503,185 shares of the Company’s common stock (of the 2,149,293, shares previously transferred to Syndicate Capital (Asia) Limited from Koon Wing Cheung), with the balance of the 646,108 shares retained by Syndicate Capital (Asia) Limited as consideration for Mr. Tze Wai Albert YIP’s contributions to the Company.

Change in Control

On June 14, 2021, Asia Cosmos Group Limited, an entity controlled by our former Chief Executive Officer, and Koon Wing Cheung agreed to sell 6,230,618 and 8,149,670 shares, respectively, of our common stock to Chan Man Chung for a total purchase price of four hundred twenty thousand dollars (US$420,000). The common stock being sold constitutes sixty-six and seventy-seven hundredth percent (66.77%) of the issued and outstanding shares of our common stock. The sellers relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to Mr. Chan. The funds came from the personal funds of Mr. Chan, and was not the result of a loan. The closing occurred June 28, 2021.

In connection with such sale, Miky Wan, our former CEO, President and CFO resigned from her positions as a director and sole executive officer of the Company. Concurrently therewith, Messrs. Chan Man Chung, Lee Ying Chiu Herbert and Tan Tee Soo were appointed to the Company’s Board of Directors and Chan Man Chung was appointed to serve as the CEO, CFO and Secretary of the Company.

Acquisition of Art Collectibles

On July 23, 2021, the Company and Lee Ying Chiu Herbert, our director, (the “Seller”) entered into a Sale and Purchase Agreement pursuant to which the Company agreed to purchase Fifty-Five (55) sets of art collectibles (the “Collectibles”) for HK$10,344,000, payable through the issuance of 180,855 shares of common stock of the Company (the “Shares”). The sale consummated on August 13, 2021.

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The Collectibles were appraised by Hong Kong International Auction House Limited, an independent third-party appraisal firm who reported that the Collectibles would have a valuation equal to or exceeding HK$12,930,000.

Agreement with Massive Treasure

On June 17, 2021, the Company entered into a Share Exchange Agreement with the shareholders of Massive Treasure Limited (“Massive Treasure”). Pursuant to the Share Exchange Agreement, the Company agreed to issue 1,078,269,470 in exchange for 100% of Massive Treasure. Massive Treasure is a party to numerous agreements to acquire 12 additional business entities. As such, the Company further agreed to issue an additional 55,641,014 shares of common stock to complete the acquisition of such 12 business entities in the near future. In May 2021, Massive Treasure consummated the acquisition of 9 entities as more fully described below. Herbert Lee, the Company’s director, beneficially owns 95% of Massive Treasure. This acquisition consummated on September 17, 2021.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Description of Agreements of Massive Treasure with 9 Entities

E-on Finance and 8M Ltd.

In May 2021, Massive Treasure entered into a Share Swap Letter Agreement (the “100% Share Swap Letter”) with the shareholders of each of E-on Finance Limited, a Hong Kong corporation (“E-on”) and 8M Limited, a Hong Kong corporation (“8M”) to acquire 100% of each of E-on and 8M for approximately 20,110,604 and 10,055,302 shares of common stock, respectively, of the Company based upon the closing price of the common stock of the Company as of the date of signing of the 100% Share Swap Letter and determined in accordance with the terms of the 100% Share Swap Letter on the date. The acquisition of E-on and 8M consummated in May 2021. The Company intends to issue 10,256,409 shares and 5,128,204 shares to the shareholders of E-on and 8M, respectively, in the immediate future. The Company will become obligated to issue the remaining balance of the shares on the first anniversary of the Closing of the acquisition of each of E-on and 8M, subject to certain clawback provisions.

E-on and 8M are obligated to meet certain financial milestones in each of the two year anniversaries following the Closing. Failure to meet such milestones will result in a clawback of the shares issued to the shareholders. On the second anniversary of the Closing, if E-on or 8M exceeds the aggregate financial milestone set for the two years, the shareholders thereof shall be entitled to additional shares of the Company as determined in accordance with the 100% Share Swap Letter.

The foregoing description of the 100% Share Swap Letter is qualified in its entirety by reference to a form of the 100% Share Swap Letter which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Other Seven Entities

In May and June 2021, Massive Treasure entered into a Share Swap Letter Agreement (the “51% Share Swap Letter”) with the shareholders of each of the following Hong Kong corporations (collectively, the “51% Entities”) to acquire 51% of the issued and outstanding securities of the 51% Entities for an aggregate amount of 23,589,736 shares of the Company’s common stock as set forth below (the “First Tranche Shares”), based upon the closing price of the common stock of the Company as of the date of signing the 51% Share Swap Letter and determined in accordance with the terms of the 51% Share Swap Letter:

Name of Company	No. of Shares of COSG Common Stock
Star Credit Limited	3,076,921
VAAV Limited	3,076,922
Long Journey Finance Limited	5,128,205
Rich Finance (Hong Kong) Limited	3,076,922
Lee Kee Finance Limited	3,076,922
Dragon Group Mortgage Limited	3,076,922
Healthy Finance Limited	3,076,922

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On the first anniversary of the Closing, the Company is obligated to issue a second tranche of shares of its common stock, based upon the closing price of its shares as of the fifth business day prior to such first anniversary as determined in accordance with the terms of the 51% Share Swap Letter (the “Second Tranche Shares”). Upon the issuance of the Second Tranche Shares, each of the 51% Entities will deliver the remaining 49% of the issued and outstanding securities to the Company to become wholly owned subsidiaries of the Company. The acquisition of the 51% Entities consummated in May, 2021. The Company intends to issue the First Tranche Shares in the immediate future.

Each of the 51% Entities are obligated to meet certain financial milestones in each of the two year anniversaries following the Closing. Failure to meet such milestones will result in a clawback of the shares issued to the shareholders. On the second anniversary of the Closing, if any 51% Entity exceeds the aggregate financial milestone set for the two years, the shareholders thereof shall be entitled to additional shares of the Company as determined in accordance with the 51% Share Swap Letter.

The foregoing description of the 100% Share Swap Letter is qualified in its entirety by reference to a form of the 51% Share Swap Letter which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

DESCRIPTION OF OUR BUSINESSES

As a result of the consummation of our Massive Treasure acquisition, we operate in two business segments: (i) the physical arts and collectibles business; and (ii) the financing/money lending business.

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Physical Arts and Collectibles: We operate our physical arts and collectibles business through Coinllectibles Pte Ltd, a Singapore corporation (“Coinllectibles”), pursuant to which we provide authentication, valuation and certification (AVC) service, sale and purchase, hire purchase, financing, custody, security and exhibition (CSE) services to art buyers through traditional methods as well as through leveraging blockchain technology through the creation of non-fungible tokens (NFTs). We initially intend to focus on customers located in Hong Kong and expand throughout Asia.

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Financing/Money Lending: We conduct our financing/money lending business through the 9 subsidiaries of Coinllectibles DeFi Limited, our Hong Kong subsidiaries which are licensed under Hong Kong’s Money Lenders Ordinance. We primarily provide unsecured personal loan financings to private individuals. We also have a small portfolio of mortgage loans. Revenue is generated from interest received from the provision of loans to private individual customers.

We intend to integrate our two business segments by offering secured financing services to prospective art and collectibles purchasers to provide a one-stop purchase/financing experience. The financing will be secured by the NFTs, art or collectible underlying the NFT and or the art or collectible financed by us. We believe that providing financing services to the arts and collectibles buyers will facilitate the ease and affordability of art and collectibles purchases.

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Market Overview

Physical Arts and Collectibles Market

According to The Art Basel and UBS Global Art Market Report 2021, the global arts market annual transactional volume is estimated to be $50.1billion for 2020. According to Forbes, the global collectibles market reached $370 billion in 2016. Reuters reported that the collectible NFT market is approximately $13.7 million in the first half of 2020. Even though we are still in the early stages of adoption of NFTs, the trading volume of NFTs as reported by Reuters for the first half of 2021 has already reached approximately at $2.5 billion. We believe non-fungible tokens (NFTs) have the potential to be as revolutionary and widely adopted as the internet. The unique properties of NFTs position them as a digital alternative to representing ownership of art and collectible pieces. We expect the NFT ecosystem to expand into the mainstream art community around the world in the coming decades.

Financing/Money Lending Market

The caused outbreak of COVID-19 has significantly and adversely affected global and local economies, including Hong Kong. During 2021, Hong Kong suffered from the twin forces of economic contraction and increased unemployment. The contraction of local economic activities resulted in the shrinking in the demand for money lending services in Hong Kong. According to the TransUnion Credit Industry Insights Q2 2021 Report, the outstanding total balances for unsecured personal loans declined to $146.19 billion during the second quarter of 2021, down 4.61% year-over-year as compared to the same period in 2020. Loan origination volume dropped 22.94% from the previous quarter, marking the fourth consecutive quarterly decline.

Despite the economic contractions and increased unemployment rate, loan delinquency continues to drop, falling to 2.28% in Q2 2021. Even with such positive news, we continue to take the necessary measures to actively review the repayment record of each customer and conduct comprehensive assessments on the related collaterals to manage the credit risk. We intend to take prompt legal action for loan recovery on identified loan defaults to minimize possible credit losses.

Hong Kong Government data in the second quarter of 2021 show that the economy remains on track for recovery, with real GDP continuing to grow by 7.6% as compared to the prior year. Alongside with improving global economic conditions, and the receding epidemic locally, the Hong Kong government forecasts that annual GDP will grow at a rate of 5.5%-6.5%. Assuming the recovery of the local and global economies, we anticipate a reduction in the unemployment rate and the resumption of local consumption resulting in increased activity in Hong Kong’s financing/money lending market.

Our Products and Services

The Coinllectibles

A few of the challenges with collecting physical arts and collectibles are provenance of the piece, authenticity and valuation. The vision of Coinllectibles is to modernize the way we buy, collect and trade art and collectible pieces to provide a more pleasurable, transparent, and value enhancing experience for the collector and artist communities.

Coinllectibles intends to leverage blockchain technology to help resolve the issues of provenance, authenticity and ownership in the arts and collectibles market. We intend to embed into the blockchain for each art or collectible piece an independently apprised valuation, a 3D rendering of the piece, high-definition photo of the piece, AI recognition file of the piece and a set of legal documents to provide proof of ownership and provenance of the piece to the blockchain. Each piece will be minted into an individual NFT with the list of items embedded. The NFTs are intended to provide assurance on the authenticity of art pieces as well as act as a record of ownership transfers using blockchain technology to establish provenance of the piece. We believe this type of NFT would address some of the key challenges collectors presently face with arts and collectibles.

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We currently provide several services, including authentication, valuation and certification (AVC) service, sale and purchase, hire purchase, and financing services. We expect to provide custody, security and exhibition (CSE) services as our business matures.

AVC Services

As part of our AVC services, we conduct authentication appraisal and valuation assessment of arts and collectibles through a panel of independent third-party appraisers. The appraisers will appraise the items and produce a certification showing whether the collectible piece is authentic with their estimated value. Once the item has been authenticated, it will undergo a scanning process to build a 3D model and a unique “fingerprint ID” for the item will be created through proprietary AI technology for future verification.

For Coinllectibles to be able to digitize the art and collectible pieces using blockchain technology, we first purchase the pieces from its current owner. We then charge the owner a fee for digitizing the pieces. Once the pieces are minted into an NFT, we work with our partner channels to distribute and sell the NFTs.

Hire Purchase Services

We facilitate the purchase of arts and collectibles by offering certain of our buyers the option of taking possession of the arts and collectibles while paying on an installment basis. Prior to receipt of full payment, ownership of the arts and collectibles will remain with Coinllectibles. Once the buyer makes the last payment, the ownership of the arts and collectibles will transfer to the buyer once full payment has been received.

CSE Services

For collectors who have been purchasing our arts and collectibles and do not wish to take collection of the pieces, we intend to offer custodian services and have these arts and collectibles stored and safely secured until the collector elects to take possession. We also intend to allow the collectors to subscribe for additional security services for their art pieces be it when it is in our custody or when the item is on the move either to be delivered or collected from the collector. We will also introduce exhibition services to collectors and artist to organize exhibitions of artworks and collections in our gallery or other specialized art events.

The Financing/Money Lending Businesses

Our main loan portfolio of loans is comprised of short term, unsecured personal loans, typically with a term of one year. Approval for loan applications, together with the loan amount and corresponding interest rate, are determined by our credit committee based on several factors including, among others:

•	The credit history and profile of the applicant; and

•	Prevailing market conditions

We plan expand our product offerings from traditional loan products to products that we believe will complement our arts and collectibles business. We seek to direct financing products and services to eligible prospective art buyers to facilitate acquisitions of arts and collectibles. We expect such financing to be provided on a secured basis with the Fusion NFT and the underlying art and collectible pledged as collateral against the loan, which collateral remain in our possession. The collector will repay the loan over time and the Fusion NFT and item will be returned to the buyer once the loan has been fully repaid.

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Our Business Plan

The Coinllectibles

We expect to distribute and sell our Fusion NFTs through four channels:

•	Traditional sales channels: Institutions and wealthy individuals who may be prospective art and collectibles purchasers.

•	Auction houses such as Christie’s, Sotheby’s and Macey & Son that have an existing pool of prospective collectors.

•

NFT marketplaces such as OpenSea, SuperRare and Rarible that have been educating the public about digital art and collectibles. We believe we can collaborate with these platforms to educate their collectors on physical arts and collectibles. This not only helps artist to expand their audience pool, it also helps these collectors to expand their collection range.

•	Crypto exchanges such as Coinbase, OKEx, Huobi and FTX as they have a ready pool of users that we can immediately engage to educate and share about physical arts and collectibles.

We intend to exhibit our arts and collectibles underlying our Fusion NFTs at a gallery located in Victoria Dockside in Hong Kong. The gallery is currently undergoing renovations, and we plan to conduct a virtual launch event for the gallery in the fourth quarter of calendar year 2021. During the same quarter, we also intend to launch our first series of Fusion NFTs. We expect promotions on this series to be done as part of the launch with the marketplace where the NFT will be placed for auction. We expect to use a wide range of social media channels such as Facebook, Instagram, Twitter and Telegram to reach out to the general community to announce our art exhibitions, the Fusion NFTs attached to the pieces and news about our partnerships with artists. Coinllectibles will also participate in arts and collectibles events and exhibitions to promote us as a firm and the Fusion NFTs that we will be launching.

The Financing/Money Lending Businesses

We cooperate with loan brokers who introduce prospective customers who are interested in obtaining a personal loan. These loan brokers perform an initial evaluation to confirm the eligibility of prospective borrowers for our loan products. We believe this reduces the cost of acquisition due to the high rate of conversion from these referrals. The loan broker will receive commission for every successful loan referred. With the expansion into the real estate and arts and collectibles secured personal loans market, we believe our loss caused by default can be reduced, especially given that the arts and collectibles collateral remain in our possession.

In addition to unsecured personal loans, we intend to expand our products and services to offer traditional personal loans secured by residential, commercial and industrial real estate assets. We also hope begin providing financing services to the buyers when they purchase our Fusion NFT. Buyers can finance the purchase of their Fusion NFT with a personal loan secured by the art and collectible underlying the Fusion NFT.

Pricing determination

The Coinllectibles

Pricing of our arts and collections products and services is based on our operating costs, volume of product / service, fees charged by strategic partners and suppliers, market condition and competition. We also participate in a profit-sharing arrangement with our joint venture partners in which we have pre-set mechanism. Based on the above factors and conditions, we may evaluate and adjust our pricing from time to time.

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In light of the competitive nature over the arts and collections market and industry, we believe that our success will depend upon the reliability and quality of products & services provided and cost management. In general, we strive to maintain top class of high-quality products and services as well as to meet customers’ satisfaction. We are dedicated to establish systems and operating procedures to achieve service standardization and quality control over the products and services provided by Collectibles. We expect to continuously monitor and seek to improve on a series of key service quality indicators (KPI) to maintain a competitive advantage in the market and industry.

The Financing/Money Lending Businesses

We generate our revenue from interest received from outstanding loans. Therefore the interest rate on each loan is determined by our credit committee based on a number of factors including:

•	The credit history and profile of the applicant;

•	Type, profile and valuation of the collateral to be mortgaged; and

•	Prevailing market conditions.

In view of the highly competitive nature of the industry, we believe the keys to our success is that we hold a strong position in the licensed money lending market in Hong Kong. Furthermore, we are able to provide a flexible range of loans to customers with different needs. We also try to help coordinate internally to provide loans on an expedited basis as compared to banks or other financial institutions. We constantly monitor the ever changing market conditions to offer attractive rates for our loans.

INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “Fusion NFT” and Coinllectibles brands and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

The laws of Singapore, Hong Kong and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. In certain countries where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

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COMPETITION

We operate in a highly specialized area that is evolving very quickly with rapid developments. Currently there is no direct competitors in the arts and collectibles market as we operate in a niche and specialized area of the market. However, we foresee that our eventual competitors would be leading arts and collectible sellers such as Christie’s and Sotheby’s which may offer substantially the same or similar service offerings as us. Auction houses have a well-established customer base and brand name, but they have not developed sophisticated technology to transform their business into the NFT area. We believe the principal competitive factors in our market include the following:

•	breadth of artist and collectibles base;

•	sophistication of proprietary technologies;

•	excellence in legal expertise; and

•	strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us as we continue to demonstrate the viability of our NFT solution. Many of our potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger customer base or to monetize that customer base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services.

The money lending industry in Hong Kong is highly competitive and fragmented. According to the Licensed Money Lenders Association, there are approximately 2395 licensed money lenders in Hong Kong. Besides these money lenders, we also face competition from banks, such as HSBC, Standard Chartered and Bank of China, all of whom have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. Most of these competitors provide unsecured loan services which compete with the main activities of our money lending business.

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EMPLOYEES

As of 31st August, 2021, we have three directors and officers serving in the Company who are located in Hong Kong and Singapore.

As of the 31st August 2021, Coinllectibles has 16 consultants who are located in Hong Kong and Singapore.

As of the 31st August 2021, we have 37 employees who are located in Hong Kong overseeing the financing business.

GOVERNMENT AND INDUSTRY REGULATIONS

Hong Kong Laws

We have operations located in Hong Kong and are subject to the laws and regulations of Hong Kong governing businesses concerning, in particular financing provider, labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is preserved in Hong Kong, we need to comply with the Hong Kong Personal Data (Privacy) Ordinance.

Employment Ordinance

The Employment Ordinance is the main piece of legislation governing conditions of employment in Hong Kong since 1968. It covers a comprehensive range of employment protection and benefits for employees, including Wage Protection, Rest Days, Holidays with Pay, Paid Annual Leave, Sickness Allowance, Maternity Protection, Statutory Paternity Leave, Severance Payment, Long Service Payment, Employment Protection, Termination of Employment Contract, Protection Against Anti-Union Discrimination. In addition, every employer must take out employees’ compensation insurance to protect the claims made by employees in respect of accidents occurred during the course of their employment.

An employer must also comply with all legal obligations under the Mandatory Provident Fund Schemes Ordinance, (CAP485). These include enrolling all qualifying employees in MPF schemes and making MPF contributions for them. Except for exempt persons, employer should enrol both full-time and part-time employees who are at least 18 but under 65 years of age in an MPF scheme within the first 60 days of employment. The 60-day employment rule does not apply to casual employees in the construction and catering industries. Pursuant to the said Ordinance, we are required to make MPF contributions for our Hong Kong employees once every contribution period (generally the wage period within 1 month). Employers and employees are each required to make regular mandatory contributions of 5% of the employee’s relevant income to an MPF scheme, subject to the minimum and maximum relevant income levels. For a monthly-paid employee, the minimum and maximum relevant income levels are $7,100 and $30,000 respectively.

Money Lenders Ordinance

The Money Lenders Ordinance is the principal ordinance which governs the money lending business in Hong Kong. Our money lending business c5omplies with the Money Lenders Ordinance and operates under the supervision of the Hong Kong Police Force. Our money lending license needs to be renewed annually with the Hong Kong Police.

Singapore Laws

Upon the consummation of the Massive Treasure acquisition, we acquired a small presence in Singapore. As such, we are subject to the laws and regulations of Singapore governing businesses concerning, in particular labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Singapore governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is preserved in Singapore, we need to comply with the Singapore Personal Data Protection Act 2012.

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Regulations on Cryptocurrency

We intend to conduct our NFT operations from Singapore. In Singapore, cryptocurrencies and the custodianship of such cryptocurrencies are not specifically regulated. Cryptocurrency exchanges and trading of cryptocurrencies are legal, but not considered legal tender. To the extent that cryptocurrencies or tokens are considered “capital market products” such as securities, spot foreign exchange contracts, derivatives and the like, they will be subject to the jurisdiction of the Monetary Authority of Singapore (MAS), Securities and Futures Act, anti-money laundering and combating the financing of terrorism laws and requirements. To the extent that tokens are deemed “digital payment tokens,” they will be subject to the Payment Services Act of 2019 which, among other things, require compliance with anti-money laundering and combating the financing of terrorism laws and requirements. According to the Payment Services Act of 2019, “digital payment token” means any digital representation of value (other than an excluded digital representation of value) that

(a)	is expressed as a unit;
(b)	is not denominated in any currency, and is not pegged by its issuer to any currency;
(c)	is, or is intended to be, a medium of exchange accepted by the public, or a section of the public, as payment for goods or services or for the discharge of a debt;
(d)	can be transferred, stored or traded electronically; and
(e)	satisfies such other characteristics as the Authority may prescribe;

.

We do not believe our NFT’s are securities or digital payment tokens subject to these acts.

PRC Regulations

Depending upon the political climate, we may also become subject to the laws and regulations of China governing businesses in general, including labor, occupational safety and health, contracts, tort and intellectual property. We may also become subject to foreign exchange regulations might limit our ability to convert foreign currency into Renminbi, acquire any PRC companies, or make dividend payments to COSG.

PRC Corporate Income Tax

The PRC corporate income tax, or CIT, is calculated based on the taxable income determined under the applicable CIT Law and its implementation rules, which became effective on January 1, 2008 and amended on February 24, 2017 and December 29, 2018 respectively. The CIT Law imposes a uniform corporate income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises. If a company is deemed to be a national high-tech enterprise, 15% of the enterprise income tax will be imposed on national high-tech enterprises in accordance with provisions of the Chinese tax law.

Uncertainties exist with respect to how the CIT Law applies to the tax residence status of the Company and our offshore subsidiaries. Under the CIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for corporate income tax purposes. Although the implementation rules of the CIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have made reference to the guidance set forth in Circular 82 to evaluate the tax residence status of the Company and our subsidiaries organized outside the PRC.

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According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC corporate income tax on its worldwide income only if all of the following criteria are met:

•	the primary location of the day-to-day operational management is in the PRC;

•	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

•	50% or more of voting board members or senior executives habitually reside in the PRC.

Currently, our Hong Kong entities are not considered entities inside China and therefore not deemed to be a PRC resident enterprise for PRC tax purposes as defined above. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in Hong Kong, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, as our entity enterprise in China is an state high-tech enterprise, it is possible to be impose 15% enterprise income tax on state high-tech enterprises in accordance with provisions of the Chinese tax law, thus materially reducing our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our common stock.

Chinese companies operating in the high-technology and software industry that meet relevant requirements may qualify for preferential treatment within the scope of the PRC national plan. For a qualified high and new technology enterprise, the applicable enterprise income tax rate is 15%. The high and new technology enterprise qualification is re-assessed by the relevant authorities every three years.

Value-Added Tax and Business Tax

The Provisional Regulations of the PRC on Value-added Tax (“VAT”) were promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994 which were subsequently amended on November 10, 2008, February 6, 2016 and November 19, 2017. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) were promulgated by the Ministry of Finance and the State Administration of Taxation (“SAT”) on 28 October 2011 and came into effect on November 1, 2011 (collectively, the “VAT Law”). According to the VAT Law, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, and the importation of goods within the territory of the PRC must pay value-added tax. For general VAT taxpayers selling or importing goods other than those specifically listed in the VAT Law, the VAT rate is 17%. Starting from April 1, 2019, the VAT rate for revenue generated from providing products was changed from 16% into 13%. VAT is reported as a deduction of revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable.

On March 23, 2016, the Ministry of Finance and the SAT jointly issued the Circular on Full Implementation of Business Tax to Value-added Tax Reform which has been partially repealed on July 1, 2017 and January 1, 2018, confirms that business tax would be completely replaced by VAT from May 1, 2016.

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Regulations on Foreign Exchange

Depending upon political development, we may become subject to PRC laws on foreign exchange even though we are located in Hong Kong. Foreign exchange activities in China are primarily governed by the following regulations:

•	the Foreign Currency Administration Rules (2008); and

•	the Administration Rules for the Settlement, Sale and Payment of Foreign Exchange (1996).

Under the Foreign Currency Administration Rules, if documents certifying the purposes of the conversion of RMB into foreign currency are submitted to the relevant foreign exchange conversion bank, the RMB will be convertible for current account items, including the distribution of dividends, interest and royalties payments, and trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loans, securities investment and repatriation of investment, however, is subject to the approval of SAFE or its local counterpart.

Under the Administration Rules for the Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE or its local counterpart.

As an offshore holding company with a Hong Kong subsidiary, we may (i) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, (ii) make loans to PRC subsidiaries or consolidated affiliated entities, or (iii) acquire offshore entities with business operations in China in offshore transactions. However, most of these uses are subject to PRC regulations and approvals. For example:

•	capital contributions to our PRC subsidiaries, whether existing or newly established ones, must be approved by the Ministry of Commerce or its local counterparts;

•

loans by us to our PRC subsidiaries, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches; and

•

loans by us to our consolidated affiliated entities, which are domestic PRC entities, must be approved by the National Development and Reform Commission and must also be registered with SAFE or its local branches.

SAFE Circular 142

On August 29, 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142. Pursuant to SAFE Circular 142, RMB resulting from the settlement of foreign currency capital of a foreign-invested enterprise must be used within the business scope as approved by the applicable government authority and cannot be used for domestic equity investment, unless it is otherwise approved. Documents certifying the purposes of the settlement of foreign currency capital into RMB, including a business contract, must also be submitted for the settlement of the foreign currency. In addition, SAFE strengthened its oversight of the flow and use of RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not be used to repay RMB loans if such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary fines or penalties.. There are no costs associated with applying for registration or approval of loans or capital contributions with or from relevant PRC governmental authorities, other than nominal processing charges. Under PRC laws and regulations, the PRC governmental authorities are required to process such approvals or registrations or deny our application within a prescribed time period, which is usually less than 90 days. The actual time taken, however, may be longer due to administrative delays. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to our operations in China. If these regulations are interpreted to include Hong Kong companies and it we fail to receive such registrations or approvals, our ability to use the proceeds from our funds to capitalize our Hong Kong operations may be negatively affected, which could materially and adversely affect our liquidity and ability to fund and expand our business.

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SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. On February 13, 2015, SAFE Notice No. 13 was promulgated, pursuant to which the aforementioned registration shall be conducted with and handled by qualified banks.

We have notified substantial beneficial owners of our ordinary shares who we know are PRC residents of their filing obligation, and to the best of our knowledge, those shareholders whom we know are PRC residents have completed the registration or will carry out the registration as required under SAFE Circular 37. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with SAFE Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 may subject such beneficial owners or our subsidiaries that are deemed PRC subsidiaries to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our subsidiaries that are deemed PRC subsidiaries or receive dividends or other distributions from our subsidiaries that are deemed PRC subsidiaries or other proceeds from disposal of our subsidiaries that are deemed PRC subsidiaries, or we may be penalized by SAFE.

Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

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Regulations on Dividend Distribution

The principal regulations governing dividend distributions of wholly foreign-owned enterprises in the PRC include:

•	the Companies Law (2005);

•	the Wholly Foreign-Owned Enterprise Law (2000); and

•	the Wholly Foreign-Owned Enterprise Law Implementing Rules (2001).

Under these regulations, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, these wholly foreign-owned enterprises are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At the discretion of these wholly foreign-owned enterprises, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

INSURANCE.

We maintain certain insurance in accordance customary industry practices in Hong Kong. Insurance will be bought on individual pieces that are valued at US$ 2 million and above, based on the valuation provided by our 3rd party appraisers.

CORPORATE INFORMATION

Our corporate and executive office is located at 37th Floor, Singapore Land Tower, 50 Raffles Place, Singapore 048623, telephone number +65 6829 7017.

NEAR-TERM REQUIREMENTS FOR ADDITIONAL CAPITAL

We believe that we will require approximately $30,000,000 over the next 18 months to implement our business plan. For the immediate future, we intend to finance our business expansion efforts through loans and investments from existing shareholders, financial institutions and investors.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Related to Our Business and Industry

We may fail to renew our money lenders license

Our money lending business is subject to licensing requirements under the provisions of the Money Lenders Ordinance. Money lenders licenses are granted by the Licensing Court and are renewable annually subject to satisfaction of all licensing conditions. The Licensing Court has the discretion to suspend or revoke a license if a licensee is in breach of any licensing conditions. Our Directors cannot guarantee that the conditions or requirements which our Group may be required to satisfy or meet will not change from time to time. In the event that we are unable to renew our money lenders license in a timely manner or if the Licensing Court or other relevant authorities do not approve the application for a renewal of our money lenders license, we may not be able to operate our business until such time as we receive a new license, which may have a material adverse effect on our financial condition and results of operation.

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There is intense competition in the money lending industry

According to the Licensed Money Lenders Association, in December 2020 there were 2,395 licensed money lenders in Hong Kong. These licensed money lenders operate under various scales and conditions, some of which may or may not be our direct competitors. Some of our competitors may have certain competitive advantages over us, including greater financial resources, more established reputations, stronger brand recognition, broader product and service offerings, lower costs of funding and a branch network with a wider geographic coverage. As a result, we may have to compete by lowering the interest rates charged on loans in order to gain market share. Failure to maintain or enhance our competitiveness within the money lending industry or maintain our customer base with good credit standing may result in a decrease in profit as well as loss of market share. Consequently, our financial performance and profitability may be adversely affected.

Our business may be affected by changes in the Money Lenders Ordinance

Our business operation is regulated under the Money Lenders Ordinance and full compliance with such regulation is essential for us to carry on our business. Notwithstanding this, the relevant regulatory authorities may from time to time amend the Money Lenders Ordinance or adopt new laws and regulations applicable to licensed money lenders in Hong Kong. Our operation, financial performance and business prospects may be materially and adversely affected if we are not able to comply with any changes and/or new requirements in applicable laws and regulations related to the money lending industry in Hong Kong.

Notably, for the loans granted by us to our customers, the interest rate for such loans shall not exceed the maximum effective interest rate of 60% per annum as stipulated under the Money Lenders Ordinance. In the event that such maximum limit for interest rate is lowered as a result of any change to the Money Lenders Ordinance and/or any relevant laws and regulations, thus limiting and lowering the interest rate we can offer to our customers, our financial performance, operational results and profitability may be materially and adversely affected.

We are also subject to other risks and uncertainties that affect many other businesses which are unpredictable and in certain instances are outside of our control, including:

•	increasing costs, the volatility of costs and funding requirements and other legal mandates for employee benefits, especially pension and healthcare benefits;
•

the increasing costs of compliance with federal, state and foreign governmental agency mandates (including the Foreign Corrupt Practices Act) and defending against inappropriate or unjustified enforcement or other actions by such agencies;

•

the impact of any international conflicts on the U.S. and global economies in general, the transportation industry or us in particular, and what effects these events will have on our costs or the demand for our services;

•	any impacts on our business resulting from new domestic or international government laws and regulation;
•	market acceptance of our new service and growth initiatives;
•	the impact of technology developments on our operations and on demand for our services;
•	widespread outbreak of an illness or any other communicable disease, or any other public health crisis;
•	availability of financing on terms acceptable to our ability to maintain our current credit ratings, especially given the capital intensity of our operations;
•	the impact of intellectual property fraud and copyright infringement of the arts and collectibles;
•	the loss caused by the damage or the theft of the arts and collectibles during the process of transportation, exhibition, storage and custody;

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•	the impact of cyberattacks and security breaches on our platform, our crypto wallets or our third-party partners;
•	any impacts on our crypto assets or customer assets due to the improper treatment of the crypto wallets, or the failure of the crypto storage system on our platform or our third-party partners;
•	changes in valuation of the arts and collectibles after the acquisition;
•	changes in market sentiments towards NFT and crypto;
•	the impact on our business due to the system failure of our platform or our third-party partners;
•	any impacts on the value of our crypto assets resulting from the volatile changes in crypto prices;
•	our ability to attract, maintain, and grow our customer base and engage our customers;
•	the default risk of the loans or mortgages that we lend;
•	the impact resulting from the incomplete KYC for our artists and loan borrowers;

•	pricing for our products and services;
•	our ability to diversify and grow our services revenue;
•	changes in macroeconomic conditions, political and legal environments;
•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;
•	our ability to attract and retain talent; and
•	our ability to compete with our competitors.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We may rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. However, trade secrets are difficult to protect. We limit disclosure of such trade secrets where possible but we also seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who do have access to them, such as our employees, contract manufacturers, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and may unintentionally or willfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to our Operations in Hong Kong

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

We have conducted and expect to continue to conduct our operations and generate our revenue in Hong Kong, S.A.R. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

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☐	changes in laws, regulations or their interpretation especially with respect to Hong Kong;
☐	confiscatory taxation;
☐	restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;
☐	expropriation or nationalization of private enterprises; and
☐	the allocation of resources.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in Hong Kong may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. These policies may be extended to apply to companies that operate in Hong Kong.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

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The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer's public accounting firm within three years. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (“Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in Hong Kong. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, as Article 177 is a recently promulgated provision, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer's public accounting firm within three years. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

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On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to whether the issuer received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Hong Kong, which may experience corruption. Our proposed activities may create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries and our agreements with our variable interest entities. We conduct no other business and, as a result, we depend entirely upon our subsidiaries and variable interest entities’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and variable interest entities. Our subsidiaries, variable interest entities and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, appropriation to reserves prescribed by laws and regulations, covering losses in previous years, restrictions on the conversion of local currency into U.S. dollars or other hard currency, completion of relevant procedures with governmental authorities or banks and other regulatory restrictions. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

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If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, unless otherwise provided under relevant tax treaties, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise or whether holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

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We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investments in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a tax rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

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The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the combined company seeks to acquire falls into the scope of security review, the combined company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual agreements. The combined company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect our ability to maintain or expand our market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on June 1, 2015. Under Circular 19, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments in securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be utilized as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

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In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Hong Kong. Moreover, our current directors and officers are Hong Kong/Chinese nationals. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon our subsidiaries and variable interest entities or any individuals. In addition, there is uncertainty as to whether the courts of Hong Kong or the PRC would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof. It is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the United States Federal securities laws or otherwise.

Risks Related to Our Finances and Capital Requirements

We will need additional funding and may be unable to raise capital when needed, which would force us to delay any business expansions or acquisitions.

Our business plan contemplates the expansion of our operations through organic means and through acquisitions or investments in additional complementary businesses, products and technologies. While we currently have no commitments or agreements relating to any of these types of transactions, we do not generate sufficient revenue from operations to finance expansion or acquisition needs. We expect to finance such future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, as well as through interest income earned on cash and investment balances. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our development programs or our commercialization efforts.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish proprietary rights.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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Risks Relating to Securities Markets and Investment in Our Stock

There is not now and there may not ever be an active market for our Common Stock. There are restrictions on the transferability of these securities.

There currently is no market for our Common Stock and, except as otherwise described herein, we have no plans to file any registration statement or otherwise attempt to create a market for the shares. Even if an active market develops for the shares, Rule 144, which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that we will fulfil any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.

Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our executive officers and directors collectively beneficially own 14,561,143 shares of our common stock, or approximately 67.04% of our issued and outstanding shares of common stock. As a result, our management team will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our management team, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. In addition, sales of significant amounts of shares held by our management team, or the prospect of these sales, could adversely affect the market price of our common stock. Our management team’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this registration statement.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company. Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

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The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control and may prevent our stockholders from reselling our Common Stock at a profit. The market prices for securities may be volatile and may fluctuate substantially due to many factors, including:

•	market conditions in the economy as a whole;

•	price and volume fluctuations in the overall stock market;

•	announcements of the introduction of new products and services by us or our competitors;

•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

•	deviations in our operating results from the estimates of securities analysts or other analyst comments;

•	additions or departures of key personnel;

•	legislation, including measures affecting e-commerce or infrastructure development; and

•	developments concerning current or future strategic collaborations; and

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

As a result of the consummation of our Massive Treasure acquisition, we operate in two business segments: (i) the physical arts and collectibles business; and (ii) the financing/money lending business.

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We operate our physical arts and collectibles business through Coinllectibles Pte Ltd, a Singapore corporation (“Coinllectibles”), pursuant to which we provide authentication, valuation and certification (AVC) service, sale and purchase, hire purchase, financing, custody, security and exhibition (CSE) services to art buyers through traditional methods as well as through leveraging blockchain technology through the creation of non-fungible tokens (NFTs). We initially intend to focus on customers located in Hong Kong and expand throughout Asia.

We conduct our financing/money lending business through 9 subsidiaries under Coinllectibles DeFi Limited, our Hong Kong subsidiaries which are licensed under Hong Kong’s Money Lenders Ordinance. We primarily provide unsecured personal loan financings to private individuals. We also have a small portfolio of mortgage loans. Revenue is generated from interest received from the provision of loans to private individual customers.

Results of Operations

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Asian region. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted the results of operations, financial condition and cash flows of the Company included in this reporting. The impact included the difficulties of working remotely from home including slow Internet connection, the inability of our accounting and financial officers to collaborate as effectively as they would otherwise have in an office environment and issues arising from mandatory state quarantines.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

Results of Operations for the Six Months Ended June 30, 2021 and 2020

The following table sets forth certain financial data for the six months ended June 30, 2021 and 2020:

	Six Months ended June 30,
	2021	2020

Revenue, net	$3,227,945	$1,859,993
Cost of revenue	(776,946)	(467,196)
Gross profit	2,450,999	1,392,797
Operating expenses:
Sales and marketing expenses	(42,354)	(38,100)
General and administrative expenses	(1,649,724)	(1,329,483)
Total operating expenses	(1,692,078)	(1,367,583)
INCOME FROM OPERATION	758,921	25,214
Other income:
Recovery from bad debt	-	31,934
Gain from forgiveness of related party’s debts	140,712	52,120
Total other income	140,712	84,054
INCOME BEFORE INCOME TAXES	899,633	109,268
Income tax (expense) credit	(213,929)	6,048

NET INCOME	$685,704	$115,316

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Revenues. Net Revenues were $3,227,945 and $1,859,993 for the six months ended June 30, 2021, and 2020, respectively. The increase in revenues of approximately $1,367,952 or 73.55% is due primarily to significant increases from loan interest income. During the six months ended June 30, 2021 and 2020, revenues were mainly attributable to the finance business segment, representing 100% and 100% respectively. During the six months ended June 30, 2021 and 2020, no customers accounted for 10% or more of total revenues.

Cost of revenues. Cost of revenues of approximately $776,946 for the six months ended June 30, 2021, consisted primarily of interest expense. Cost of revenues of approximately $467,196 for the six months ended June 30, 2020, consisted primarily of interest expense. The increase in cost of revenues of approximately $309,750 or 66.30% from the comparable period in 2020 was due mainly to the increases of revenues in parallel.

Gross Profit. Gross profit for the six months ended June 30, 2021, and 2020 was $2,450,999 and $1,392,797, respectively. The increase in gross profit for the six months ended June 30, 2021 of $1,058,202 or approximately 75.98%, was attributed mainly to the increases in line with that of the revenues.

Sale and Marketing Expenses. Sale and marketing expenses consist mainly of payroll and benefits for employees involved in the sales and distribution functions, meeting/event fees, advertisement, and marketing and selling expenses. Sale and marketing expenses increased 11.17% from approximately $38,100 for the six months ended June 30, 2020 to $42,354 for the six months ended June 30, 2021. The increase was due mainly to the rise in advertising and promotion fee.

General and Administrative Expenses. General and administrative expenses (“G&A expenses”) consist primarily of costs in salary and benefits for our general administrative and management staff, facilities costs, depreciation expenses, professional fees, audit fees, and other miscellaneous expenses incurred in connection with general operations. G&A expenses increased by 24.09% or approximately $320,241, to $1,649,724 in the six months ended June 30, 2021 from $1,329,483 in the same period of 2020. The increase was due to the rise in consulting as well as provision for doubtful debts expenses.

Operating income. Operating income was $758,921 for the six months ended June 30, 2021, compared to $25,214 of operating income for the same period of 2020. The increase in operating income in 2021 was due to the slow recovery from the impact of COVID-19.

Total other income, net. During the six months ended June 30, 2021, other income consisted primarily of $140,712 of waiving the advance from the shareholders. During the six months ended June 30, 2020, other income consisted of $52,120 of waiving the advance from the shareholders and $31,934 from the recovery of bad debt.

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Income tax (expense) credit. During the six months ended June 30, 2021, an income tax expense was $213,929 as compared to an income tax credit of $6,048 for the same period in 2020. The increase in income tax expense was attributable to our increased business during the six months ended June 30, 2021.

Net income. As a result of the factors described above, net income was approximately $685,704 for the six months ended June 30, 2021, an increase of approximately $570,388 from approximately $115,316 of net income for the same period of 2020.

Results of Operations for the Years Ended December 31, 2020 and 2019

The following table sets forth certain operational data for the years ended December 31, 2020, and 2019:

	Years ended December 31,
	2020	2019

Revenue, net	$4,356,617	$1,795,173
Cost of revenue	(839,709)	(419,567)
Gross profit	3,516,908	1,375,606

Operating expenses:
Sales and marketing expenses	(122,701)	(39,657)
General and administrative expenses	(3,099,322)	(1,592,734)
Total operating expenses	(3,222,023)	(1,632,391)
INCOME (LOSS) FROM OPERATION	294,885	(256,785)
Other income:
Recovery from bad debt	31,955	30,578
Gain from forgiveness of related party’s debts	134,833	7,602
Total other income	166,788	38,180
INCOME (LOSS) BEFORE INCOME TAXES	461,673	(218,605)
Income tax credit	6,052	-
NET INCOME (LOSS)	$467,725	$(218,605)

Revenues. Net revenues were $4,356,617 and $1,795,173 for the year ended December 31, 2020, and 2019, respectively. The increase in revenues of approximately $2,561,444 or 142.69% is due primarily to the soar from the loan interest income received. During the year ended December 31, 2020 and 2019, revenues were mainly attributable to the finance business segment, representing 100% and 100.00%, respectively. During the year ended December 31, 2020 and 2019, no customers accounted for 10% or more of total revenues.

Cost of revenues. Cost of revenues of approximately $839,709 for the year ended December 31, 2020, consisted of interest expense. Cost of revenues of approximately $419,567 for the year ended December 31, 2019, consisted of interest expense. The increase in cost of revenues of approximately $420,142 or 100.14% from the comparable period in 2020 was due mainly to the surge of the revenue in parallel.

Gross Profit. Gross profit for the year ended December 31, 2020 and 2019, was $3,516,908 and $1,375,606, respectively. The increase in gross profit of $2,141,302 or approximately 155.66% was attributed mainly to the grow of the money lending business in the subsidiaries.

Sale and Marketing Expenses. Sale and marketing expenses consist mainly of payroll and benefits for employees involved in the sales and distribution functions, meeting/event fees, advertisement, and marketing and selling expenses. Sale and marketing expenses increased by 209.41% or approximately $83,044, to $122,701 in the year ended December 31, 2020 from $39,657 in the same period of 2019. The increase was due mainly to the increase in the advertising and promotion fees.

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General and Administrative Expenses. General and administrative expenses (“G&A expenses”) consist primarily of costs in salary and benefits for our general administrative and management staff, facilities costs, depreciation expenses, professional fees, audit fees, and other miscellaneous expenses incurred in connection with general operations. G&A expenses increased 94.59% or approximately $1,506,588 from approximately $1,592,734 for the year ended December 31, 2019 to $3,099,322 for the year ended December 31, 2020. The increase was due to the costs related to the expansion of the operating team.

Operating (loss) income. Operating income was approximately $294,885 for the year ended December 31, 2020, compared to approximately $256,785 of operating loss for the same period of 2019. The increase in operating income in 2020 was due primary to the surge of the finance business segment.

Total other income, net. During the year ended December 31, 2020, other income consisted primarily of $134,833 of waiving the advance from the shareholders and $31,955 of recovery from bad debt. During the year ended December 31, 2019, other income consisted of $30,578 of recovery of bad debt and $7,602 of waiving the advance from the shareholders.

Income tax credit. During the year ended December 31, 2020, and 2019, income tax credit was $6,052 and $0, respectively. The increase in income tax credit was attributable to tax overprovision in prior year.

Net (loss) income. As a result of the factors described above, net income was approximately $467,725 for the year ended December 31, 2020, an increase of approximately $686,330, or 313.96%, from approximately $218,605 of net loss for the same period of 2019.

Liquidity and Capital Resources

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

As of June 30, 2021 and June 30, 2020, we had cash and cash equivalents of approximately $1,547,630 and $972,166, respectively.

The following table sets forth a summary of our cash flows for the periods as indicated:

	For the Six Months ended
	June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Net cash used in operating activities	$(5,122,828)	$(1,231,811)
Net cash generated from (used in) investing activities	$164,172	$(174,743)
Net cash generated from financing activities	$5,738,557	$1,941,026
Effect of exchange rate changes on cash and cash equivalents	$(5,652)	$(7,450)
Net increase in cash and cash equivalents	$774,249	$527,022
Cash and cash equivalents at beginning of period	$773,381	$445,144
Cash and cash equivalents at end of period	$1,547,630	$972,166

The following table sets forth a summary of our working capital:

	June 30,	December 31,
	2021	2020	Variation	%
	(Unaudited)	(Audited)
Total Current Assets	$20,573,071	$14,721,331	$5,851,740	39.75%
Total Current Liabilities	$21,147,943	$15,271,366	$5,876,577	38.48%
Working Capital Deficit	$(574,872)	$(550,035)	$(24,837)	(4.51%)

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Working Capital. Total working capital deficit as of June 30, 2021 amounted to approximately $574,872, as compared to approximately $550,035 as of December 31, 2020. The slight worse off in working capital was due mainly to the net increase in advances from related parties and loan payables in current liabilities.

For the six months ended June 30, 2021, cash used in operating activities was approximately $5.1 million. For six months ended June 30, 2020, cash used in operating activities was approximately $1.2 million. The change of approximately $3.89 million was due primary to (1) increase in loan receivables of approximately $5 million, (2) increase in prepayment and other receivables of approximately $629,627, and (3) increase in loan interest receivables of approximately $273,203, offset by (1) increase in income taxes of approximately $213,821 and (2) decrease in accrued liabilities and other payables of approximately $43,302.

Net cash generated from investing activities was approximately $164,172 for the six months ended June 30, 2021, as compared to net cash used in investing activities of $174,743 for the six months ended June 30, 2020. The change of approximately $338,915 was due primary to the disposal of property and equipment in 2021 as compared to the purchase of property and equipment in 2020.

Net cash generated from financing activities was approximately $5.7 million for the six months ended June 30, 2021, as compared to net cash generated from financing activities of approximately $1.9 million for the six months ended June 30, 2020. The increase was due mainly to advances from related parties.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The following table sets forth a summary of our cash flows for the years as indicated:

	For the Year ended
	December 31,
	2020	2019
	(Audited)	(Audited)
Net cash used in operating activities	$(3,948,758)	$(6,604,803)
Net cash used in investing activities	$(229,061)	$-
Net cash generated from financing activities	$4,510,111	$6,866,436
Effect of exchange rate changes on cash and cash equivalents	$(4,055)	$(1,234)
Net increase in cash and cash equivalents	$328,237	$260,399
Cash and cash equivalents at beginning of year	$445,144	$184,745
Cash and cash equivalents at end of year	$773,381	$445,144

The following table sets forth a summary of our working capital:

	December 31,	December 31,
	2020	2019	Variation	%
	(Audited)	(Audited)
Total Current Assets	$14,721,331	$9,825,944	$4,895,387	49.82%
Total Current Liabilities	$15,271,366	$10,333,115	$4,938,251	47.79%
Working Capital Deficit	$(550,035)	$(507,171)	$(42,864)	(8.45%)

Working Capital Deficit. Total working capital as of December 31, 2020 amounted to approximately $550,035, as compared to approximately $507,171 as of December 31, 2019. The deterioration in working capital was due mainly to the net rise in advances from related parties as well as payables in the current liabilities.

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Net cash used in operating activities was $3.9 million and $6.6 million for the years ended December 31, 2020, and 2019, respectively. The change of approximately $2.7 million was due primary to a (1) increase in loan receivables of approximately $3.33 million, (2) increase in loan interest and fee receivables of $498,959, (3) increase in prepayment and other receivables of approximately $661,166 and (4) an increase in income taxes of $12,310, offset by (1) increase in accrued liabilities and other payables of approximately $239,052

Net cash used in investing activities for the fiscal years ended December 31, 2020, and 2019 was $229,061 and $0, which was used to acquire property and equipment in 2020.

Net cash generated from financing activities for the fiscal year ended December 31, 2020, was approximately $4.5 million and consisted primarily of approximately $1.4 million of proceeds from a loan payable and $3.0 million of advances from related parties, the shareholders. Net cash generated from financing activities for the year ended December 31, 2019, was approximately $6.87 million and consisted primarily of approximately $2.2 million of proceeds from a loan payable and $4.72 million of advances from related parties.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates.

•	Basis of presentation

These accompanying combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•	Basis of consolidation

The combined and consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Loan receivables, net

Loan receivables are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loan receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

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If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

•	Allowance for loan losses ("ALL")

The adequacy of the Company's ALL is determined, in accordance with ASC Subtopics 450-20 "Loss Contingencies" includes management's review of the Company's loan portfolio, including the identification and review of individual problem situations that may affect a borrower's ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management's evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

•	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer and office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

•	Revenue recognition

Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers “ (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

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The Company mainly derives a portion of its revenue from loan which is specifically excluded from the scope of this standard.

•	Income taxes

The Company adopted the ASC 740 “Income tax” provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

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•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. For the periods ended June 30, 2021 and 2020, the Company operates in one reportable operating segment in Hong Kong.

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Related parties

The Company follows the ASC 850-10, “Related Party“ for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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•	Commitments and contingencies

The Company follows the ASC 450-20, “Commitments” to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

•	Recent accounting pronouncements

42

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In June 2020, the FASB issued ASU 2020-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2020-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2020-07 will have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which amended its guidance for costs of implementing a cloud computing service arrangement to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new standard also requires customers to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement. This new standard becomes effective for the Company in the first quarter of fiscal year 2020, with early adoption permitted. This new standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact of adopting this amendment to its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

PROPERTIES

Our corporate and executive office is located at 37th Floor, Singapore Land Tower, 50 Raffles Place, Singapore 048623, telephone number +65 6829 7017. We also have operations located in 7/F, K11 Atelier, Victoria Dockside, 18 Salisbury Road, Tsim Sha Tsui, Hong Kong. We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of September 14, 2021, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

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Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Cosmos Group Holdings Inc., 37th Floor, Singapore Land Tower, 50 Raffles Place, Singapore 048623.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)
CHAN Man Chung (2)	14,380,288	66.21%
LEE Ying Chiu Herbert (2) (3)	144,688	0.67%
TAN Tee Soo (2)	0	-%
All executive officers and directors as a Group (3 persons)	14,524,976	66.88%

____________________

(1)

Applicable percentage ownership is based on 21,717,788 shares of common stock outstanding as of September 14, 2021, together with securities exercisable or convertible into shares of common stock within 60 days of September 14, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of September 14, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

On June 28, 2021, Messrs. Chan Man Chung, Lee Ying Chiu Herbert and Tan Tee Soo were appointed to the Company’s Board of Directors and Chan Man Chung was appointed to serve as the CEO, CFO and Secretary of the Company.

(3)	Herbert Lee, our director, directly owns 144,688 shares of our common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Chan Man Chung	62	CEO, CFO, Secretary and Director
Lee Ying Chiu Herbert	67	Director
Tan Tee Soo	55	Director

Dr. Man Chung CHAN, age 62, will be appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and a director of the Company at Closing. He is currently the founding Director and Executive Chairman of the Sustainable Development Institute for the United Nations and has served as the founding director of Institute of Systems Management since 2003. Since 2015 to the present, Mr. Chan has served as Vice President of Marvel Digital Company, a subsidiary of Integrated Media Technology Corporation (IMTE:NASDAQ) and a director of IMTE. Mr. Chan has taught and lectured at the Hong Kong Polytechnic University and New South Wales University, Australia, and published more than 22 articles relating to information systems, knowledge systems, data mining and artificial intelligence. Mr. Chan also engaged in numerous research projects and authored numerous papers relating information and knowledge management systems, pattern recognition, data mining and artificial intelligence for business applications.

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Mr. Chan received his PHD in Computer Science in 1992 from La Trobe University, Australia and his Bachelor of Arts in Philosophy (Hons) from Chinese University of Hong Kong in 1980.

Dr. Herbert Ying Chiu LEE, aged 67, will be appointed a director at closing. Dr. Lee is a seasoned businessman with significant experience in the Hong Kong and Chinese digital advertising market sector and technology development. Over the past 17 years, Dr. Lee has extensive working experience in technology management and 3D autostereoscopy. During these years, he has also invested in many technology start-ups and incubated them into successful companies.

Dr. Lee received his Bachelor of Applied Science in civil engineering in 1977 from the University of British Columbia, B.C., Canada. He obtained his training in structural design in Hong Kong after his graduation. In 1982, he became a member of the Institute of Structural Engineers (MIStructE.) and subsequently he obtained his Chartered Engineer title from the Engineering Council of the United Kingdom. In 2004, Dr. Lee finished his Master of Technology Management degree at the Hong Kong University of Science and Technology. In 2011, Dr. Lee had been conferred the degree of Doctor of Engineering from the Hong Kong Polytechnic University. In 2014, Dr. Lee was elected by the Council of the Association to be the Senior Fellowship of Asia College of Knowledge Management. Dr. Lee retired from the Board on May 31, 2019.

Mr. Tee Soo TAN, age 55, will be appointed to serve as our Director at Closing. He is currently the Senior Vice President of Brighten Management Limited (Hong Kong), an international licensed underwriting manager and insurance manager providing management services to insurance and insurance related entities. Prior to this time, Mr. Tan served in the Western Australian Police Force in Perth, Western Australia from June 2000 to December 2016. Mr. Tan received his Bachelor of Commerce in Accounting/ Marketing from Murdoch University in Perth, Western Australia in 1993.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

45

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not yet established Compensation, Audit, and Nominations and Corporate Governance committees nor do we have an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Currently, the functions of these committees are performed by our entire Board of Directors. We hope to establish these committees and appoint an Audit Committee financial expert as our business develops.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2020, and up to the date of this Annual Report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act. The Form 3 for Tan Soo Tee was filed tardy.

Code of Ethics

Our Board of Directors has not yet adopted a Code of Ethics applicable to our senior management and employees of the Company. The Company intends to adopt such Code of Ethics once its business stabilizes and matures.

46

COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash or equity and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

Until such time as we establish a Compensation Committee, our Board is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. We expect to annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. We process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, we expect to review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

The Chief Executive Officer periodically provides the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer. These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor. The Board generally reviews the base salary for each named executive officer on an annual basis. For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

47

Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2020 and 2019 to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on December 31, 2020, whose total compensation was in excess of $100,000, and (iv) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on December 31, 2020.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Man Chung CHAN	2020	$0	–	–	–	–	–	–	$0
CEO, CFO, Secretary and Director (1)	2019	$-	–	–	–	–	–	–	$-

___________

(1)	Mr. Chan was appointed to his positions with the Company June 28, 2021.
(2)

Mr. Chan is due to receive $120,000 per annum for his services as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company, commencing August 2, 2021.  The compensation is payable in shares of Common Stock of the Company at a price of $1.00 per share.

Narrative disclosure to Summary Compensation Table

On August 2, 2021, Mr. Chan entered into a Consultancy Agreement with the Company pursuant to which the Company agreed to compensate Mr. Chan for his services as the Chief Executive Officer, Chief Financial Officer, Secretary and director of the Company at an annual rate of $120,000 per annum.  The compensation is payable in shares of the Company’s at a price of $1.00 per share.  Thereafter, compensation for subsequent years of service are payable in shares of the Company’s common stock at a per share price based upon the average closing prices over the 30 trading days immediately preceding the date on which the compensation date is awarded, but not higher than $120,000 per annum.

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The foregoing description of the Consultancy Agreement of Chan Man Chung does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consultancy Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.4.

Equity Awards

Except as discussed above, there are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•

any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•	any option or equity grant;

•	any non-equity incentive plan award made to a named executive officer;

•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Director Compensation

None of our directors received any compensation for their service as a director for the year ended December 31, 2020.

The following director compensation table sets forth the aggregate compensation we paid or accrued during up to the date of this Current Report:

Name	Fees earned or paid in cash* ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
TAN Tee Soo	120,000	*	–	–	–	–	–	120,000

*

Mr. Tan is due to receive $120,000 per annum for his services as a Director of the Company, commencing August 2, 2021.  The compensation is payable in shares of Common Stock of the Company at a price of $1.00 per share.  Mr. Tan was appointed to serve as our director on June 28, 2021.

On August 2, 2021, Mr. Tan entered into a Consultancy Agreement with the Company pursuant to which the Company agreed to compensate Mr. Tan for his services as a director of the Company at an annual rate of $120,000 per annum.  The compensation is payable in shares of the Company’s at a price of $1.00 per share.  Thereafter, compensation for subsequent years of service are payable in shares of the Company’s common stock at a per share price based upon the average closing prices over the 30 trading days immediately preceding the date on which the compensation date is awarded, but not higher than $120,000 per annum.

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The foregoing description of the Consultancy Agreement of Tan Tee Soo does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consultancy Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.5.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee and, for the year ended December 31, 2020, the compensation, if any, of our executive officers was recommended by our Chief Executive Officer and Chairman and such recommendations were approved by our board of directors. None of our executive officers currently serves as a member of the compensation committee or as a director with compensation duties of any entity that has executive officer serving on our board of directors. None of our executive officers has served in such capacity in the past 12 months.

Compensation Committee Report

Our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Current Report. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Annual Report and irrespective of any general incorporation language in such filing.

Submitted by members of the Board of Directors:

CHAN Man Chung

LEE Ying Chiu Herbert

TAN Tee Soo

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATING TO OUR COLLECTIBLES BUSINESS

There are no transactions during our two most recent fiscal years ended December 31, 2020 and 2019, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

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ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Sale Exchange Agreement, effective June 17, 2021, by and between Cosmos Group Holdings Inc. and Massive Treasure Limited*
10.2	Form of Share Swap Letter Agreement (for 100% of the securities)*
10.3	Form of Shares Swap Letter Agreement (for 51% of the securities)*
10.4	Consultancy Agreement, dated August 2, 2021, by and between Cosmos Group Holdings Inc. and CHAN Man Chung*
10.5	Consultancy Agreement, dated August 2, 2021, by and between Cosmos Group Holdings Inc. and TAN Tee Soo*
21	Subsidiaries*

*Filed herewith

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COSMOS GROUP HOLDINGS INC.

Date: September 17, 2021	By:	/s/ CHAN Man Chung
Chan Man Chung Chief Executive Officer, Chief Financial Officer and Secretary

52

MASSIVE TREASURE LIMITED

YEARS ENDED DECEMBER 31, 2020 AND 2019

F-1

J&S ASSOCIATE (AF002380) (Registered with PCAOB and MIA) UNIT B222,SOLARIS DUTAMAS 1, JALAN DUTAMAS 1, 50480, Kuala Lumpur, Malaysia. Tel : 03-62053622 Fax : 03-62053623 Fax : jspartner348@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Stockholder of

MASSIVE TREASURE LIMITED

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of Massive Treasure Limited and its subsidiaries (the ‘Company’) as of December 31, 2020 and 2019, and the related combined and consolidated statements of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has suffered from an accumulated deficit of $295,447 and working capital deficit of $550,035 at December 31, 2020. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ J&S Associate

We have served as the Company’s auditor since 2021.

Kuala Lumpur, Malaysia

September 17, 2021

F-2

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31,
	2020	2019
ASSETS
Current asset:
Cash and cash equivalents	$773,381	$445,144
Loan receivables, net	11,943,595	8,872,801
Loan interest and fee receivables, net	679,341	180,382
Amounts due from related parties	138,020	58,378
Prepayments and other receivables	702,037	40,871
Income tax receivable	1,420	-
Right of use assets, net	483,537	228,368

Total current assets	14,721,331	9,825,944

Non-current assets:
Property and equipment, net	246,575	28,074
Loan receivables, net	290,229	-

Total non-current assets	536,804	28,074

TOTAL ASSETS	$15,258,135	$9,854,018

LIABILTIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities and other payables	$327,586	$88,534
Loans payable	4,811,843	3,364,819
Amounts due to related parties	9,648,400	6,640,504
Income tax payable	-	10,890
Operating lease liabilities	483,537	228,368

Total current liabilities	15,271,366	10,333,115

TOTAL LIABILITIES	$15,271,366	$10,333,115

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Ordinary shares, 50,000 authorized common shares of $1 par value, 50,000 shares issued and outstanding as of December 31, 2020 and 2019	50,000	50,000
Accumulated other comprehensive loss	(5,374)	(3,515)
Accumulated deficit	(295,447)	(541,143)
	(250,821)	(494,658)
Noncontrolling interest	237,590	15,561

Stockholders’ deficit	(13,231)	(479,097)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$15,258,135	$9,854,018

See accompanying notes to combined and consolidated financial statements.

F-3

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2020	2019

Interest income	$4,356,617	$1,795,173

Less: interest expense	(839,709)	(419,567)

Net interest income	3,516,908	1,375,606

Operating expenses:
Sales and marketing expenses	(122,701)	(39,657)
General and administrative expenses	(3,099,322)	(1,592,734)
Total operating expenses	(3,222,023)	(1,632,391)

INCOME (LOSS) FROM OPERATION	294,885	(256,785)

Other income :
Recovery from bad debt	31,955	30,578
Gain from forgiveness of related party debts	134,833	7,602
Total other income	166,788	38,180

INCOME (LOSS) BEFORE INCOME TAXES	461,673	(218,605)

Income tax credit	6,052	-

NET INCOME (LOSS)	467,725	(218,605)

Net (income) loss attributable to noncontrolling interest	(222,029)	107,101

Net income (loss) attributable to Massive Treasure Limited	245,696	(111,504)

Other comprehensive loss:
– Foreign currency adjustment loss	(1,859)	(3,515)

COMPREHENSIVE INCOME (LOSS)	$243,837	$(115,019)

See accompanying notes to combined and consolidated financial statements.

F-4

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2020	2019

Cash flows from operating activities:
Net income (loss)	$467,725	$(218,605)

Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation of property and equipment	12,756	4,847
Recovery from bad debt	(31,955)	(30,578)
Gain from forgiveness of related party debts	(134,833)	(7,602)

Change in operating assets and liabilities:
Loan receivables	(3,329,068)	(6,292,222)
Loan interest and fee receivables	(498,959)	(87,455)
Prepayments and other receivables	(661,166)	(3,884)
Accrued liabilities and other payables	239,052	30,639
Income tax	(12,310)	57
Net cash used in operating activities	(3,948,758)	(6,604,803)

Cash flows from investing activities:
Payment to acquire property and equipment	(229,061)	-

Net cash used in investing activities	(229,061)	-

Cash flows from financing activities:
Proceeds from loans payable	1,447,024	2,147,995
Advances from related parties	3,063,087	4,718,441
Net cash generated from financing activities	4,510,111	6,866,436

Foreign currency translation adjustment	(4,055)	(1,234)

Net change in cash and cash equivalents	328,237	260,399

BEGINNING OF YEAR	445,144	184,745

END OF YEAR	$773,381	$445,144

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Impact of adoption of ASC 842 - lease obligation and ROU asset	$498,433	$435,181
Cash paid for income taxes	$-	$-
Cash paid for interest	$839,709	$419,567

See accompanying notes to combined and consolidated financial statements.

F-5

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary shares		Accumulated other comprehensive	(Accumulated losses) retained	Non-controlling	Total stockholders’ (deficit)
	No. of shares	Amount	loss	earnings	interest	equity

Balance as of January 1, 2019	50,000	$50,000	$-	$(429,639)	$122,662	$(256,977)

Foreign currency translation adjustment	-	-	(3,515)	-	-	(3,515)
Net loss for the year	-	-	-	(111,504)	(107,101)	(218,605)

Balance as of December 31, 2019	50,000	$50,000	$(3,515)	$(541,143)	$15,561	$(479,097)

Balance as of January 1, 2020	50,000	$50,000	$(3,515)	$(541,143)	$15,561	$(479,097)

Foreign currency translation adjustment	-	-	(1,859)	-	-	(1,859)
Net income for the year	-	-	-	245,696	222,029	467,725

Balance as of December 31, 2020	50,000	$50,000	$(5,374)	$(295,447)	$237,590	$(13,231)

See accompanying notes to combined and consolidated financial statements.

F-6

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Massive Treasure Limited (the “Company”) was incorporated in the British Virgin Islands (“BVI”) on March 2, 2021.

Pursuant to its Memorandum of Association, the authorized capital is amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

In May 2021, the Company consummated the Share Exchange Transactions among the respective entities and their shareholders, as follows:

-	Coinllectibles DeFi Limited, Hong Kong corporation
-	Healthy Finance Limited, Hong Kong corporation
-	8M Limited, Hong Kong corporation
-	Dragon Group Mortgage Limited, Hong Kong corporation
-	E-on Finance Limited, Hong Kong corporation
-	Lee Kee Finance Limited, Hong Kong corporation
-	Rich Finance (Hong Kong) Limited, Hong Kong corporation
-	Long Journey Finance Limited, Hong Kong corporation
-	Vaav Limited, Hong Kong corporation; and
-	Star Credit Limited, Hong Kong corporation (collectively referred to as “Finance Business”)

Because the Company is a shell company, Finance Business will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Finance Business is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of Finance Business, and the Company’s assets, liabilities and results of operations will be consolidated with Finance Business beginning on the acquisition date. Finance Business was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (Finance Business). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Finance Business mainly offers various financial and money lending services, which commenced the operations in Hong Kong since 2019.

Description of subsidiaries

Company name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of paid up share capital	Effective interest held

Coinllectibles (HK) Limited	Hong Kong, limited liability company	Corporate management in Hong Kong	1,000 ordinary shares for HK$1,000	100%

Coinllectibles Wealth Limited	Hong Kong, limited liability company	Corporate management in Hong Kong	1 ordinary share for HK$1	100%
Coinllectibles DeFi Limited	Hong Kong, limited liability company	Financing service management in Hong Kong	10,000 ordinary shares for HK$10,000	100%

Healthy Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

F-7

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

8M Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10 ordinary shares for HK$10	51%

Dragon Group Mortgage Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

E-on Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	2 ordinary shares for HK$2	51%

Lee Kee Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	920,000 ordinary shares for HK$920,000	51%

Rich Finance (Hong Kong) Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

Long Journey Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	100 ordinary shares for HK$100	51%

Vaav Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

Star Credit Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	1,000,000 ordinary shares for HK$1,000,000	51%

Subsequent to December 31, 2020, the Company established the following two subsidiaries:-

Coinllectibles Pte Limited	Singapore, limited liability company	Corporate management and IT development in Singapore	1,000 ordinary shares for S$1,000	100%

Coinllectibles Limited	BVI, limited liability company	Procurement of art and collectibles in Singapore	1,000 ordinary shares at par value of US$1	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined and consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined and consolidated financial statements and notes.

•	Basis of presentation

These accompanying combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

F-8

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Basis of consolidation

The combined and consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Loan receivables, net

Loan receivables are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loan receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

•	Allowance for loan losses ("ALL")

The adequacy of the Company's ALL is determined, in accordance with ASC Subtopics 450-20 "Loss Contingencies" includes management's review of the Company's loan portfolio, including the identification and review of individual problem situations that may affect a borrower's ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management's evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

•	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer and office equipment	5 years

Depreciation expense was $12,756 and $4,847 for the years ended December 31, 2020 and 2019.

F-9

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

•	Revenue recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company is licensed to originate consumer, mortgage and commercial loans in Hong Kong. During the years ended December 31, 2020 and 2019, the Company originated loans generally ranging up to $387, with terms ranging from 3 months to more than 1 year. The Company mainly derives a portion of its revenue from loan which is specifically excluded from the scope of this standard.

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Leases

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use assets may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

F-10

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2020 and 2019.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the following years:-

	December 31, 2020	December 31, 2019
Year-end HKD:US$ exchange rate	0.1290	0.1283
Annualized average HKD:US$ exchange rate	0.1289	0.1276

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. For the years ended December 31, 2020 and 2019, the Company operates in one reportable operating segment in Hong Kong.

F-11

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-12

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, loan and fee receivable, prepayments and other receivables, amounts due from related parties, accrued liabilities and other payables, loans payable, amounts due to related parties approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In June 2020, the FASB issued ASU 2020-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2020-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2020-07 will have a material impact on the Company’s consolidated financial statements.

F-13

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In August 2020, the FASB issued ASU No. 2020-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which amended its guidance for costs of implementing a cloud computing service arrangement to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new standard also requires customers to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement. This new standard becomes effective for the Company in the first quarter of fiscal year 2020, with early adoption permitted. This new standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact of adopting this amendment to its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. GOING CONCERN UNCERTAINTIES

The accompanying combined and consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from an accumulated deficit of $295,447 and working capital deficit of $550,035, at December 31, 2020. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern in the next twelve months is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These combined and consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. The COVID-19 pandemic has significantly impacted health and economic conditions throughout the Asian region. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted the results of operations, financial condition and cash flows of the Company included in this reporting. The impact included the difficulties of working remotely from home including slow Internet connection, the inability of our accounting and financial officers to collaborate as effectively as they would otherwise have in an office environment and issues arising from mandatory state quarantines.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

F-14

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

4. LOAN RECEIVABLES

The Company’s loan portfolio was as follows:-

	As of December 31,
	2020	2019

Personal loans	$11,083,189	$6,278,891
Commercial loans	515,963	513,472
Mortgage loans	688,178	2,129,492
Total loans	12,287,330	8,921,855
Less: Allowance for loan losses	(53,506)	(49,054)
Loan receivables, net	$12,233,824	8,872,801

Reclassifying as:
Current portion	$11,943,595	$8,872,801
Non-current portion	290,229	-

Total loan receivables	$12,233,824	$8,872,801

The interest rates on loans issued were ranged from 12% to 58% per annum for the years ended December 31, 2020 and 2019.

All loans are made to either business or individual customers in Hong Kong for a period of 1 week to 120 months.

Allowance for loan losses is estimated on an annual basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

Interest on loan receivables is accrued and credited to income as earned. The Company determines a loan’s past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 180 days (The further extension of loan past due status is subject to management final approval and on case-by-case basis).

5. AMOUNTS DUE TO RELATED PARTIES

The amounts represented temporary advances to the Company, which were unsecured, interest-free and had no fixed terms of repayments. The related parties balance was $9,648,400 and $6,640,504 as of December 31, 2020 and 2019, respectively.

6. LOAN PAYABLES

The amounts represented temporary advances received from the third parties, which were unsecured, interest charged at 18% per annum and will become repayable within 1 year. The loan payable balance was $4,811,843 and $3,364,819 as of December 31, 2020 and 2019, respectively.

7. LEASES

The Company entered into operating leases primarily for office premises with lease terms generally 2 years. The Company adopted Topic 842, using the modified-retrospective approach as discussed in Note, and as a result, recognized a right-of-use asset and a lease liability. The Company uses a 5% rate to determine the present value of the lease payments. The remaining life of the lease was two years.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets.

As of December 31, 2020, right-of-use assets were $483,537 and lease liabilities were $483,537.

For the years ended December 31, 2020 and 2019, the Company charged to operations lease as expenses of $20,578 and $24,338, respectively.

The maturity of the Company’s lease obligations is presented below:

Year Ended December 31,	Operating lease amount

2021	$277,128
2022	207,388
2023	31,628

Total	516,144
Less: interest	(32,607)
Present value of lease liabilities – current liability	$483,537

8. STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company’s authorized shares are 50,000 ordinary shares with a par value of $1.

Issued and outstanding shares

As of December 31, 2020 and 2019, the Company had 50,000 and 50,000 shares of ordinary shares issued and outstanding, respectively.

F-15

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9. INCOME TAX

The provision for income taxes consisted of the following:

	Years ended December 31,
	2020	2019

Current tax	$6,052	$-
Deferred tax	-	-

Income tax expense	$6,052	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in Singapore and Hong Kong that is subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Republic of Singapore

The Company’s subsidiaries are registered in Republic of Singapore and are subject to the Singapore corporate income tax at a standard income tax rate of 17% on the assessable income arising in Singapore during its tax year.

Hong Kong

The Company’s subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	Years ended December 31,
	2020	2019

Income (loss) before income taxes	$461,836	$(218,573)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	76,203	(36,064)
Tax effect of non-deductible items	-	36,064
Tax effect of non-taxable items	(82,255)	-
Income tax credit	$(6,052)	$-

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019

Deferred tax assets:
Net operating loss carryforwards	$190,595	$158,262
Less: valuation allowance	(190,595)	(158,262)
Deferred tax assets, net	$-	$-

As of December 31, 2020, Hong Kong operations incurred $1,155,121 of cumulative net operating losses which can be carried forward to offset the future taxable income. There is no expiry in net operating loss carryforwards under Hong Kong tax regime. The Company has provided for a full valuation allowance against the deferred tax assets of $190,595 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-16

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

10. RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying combined and consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

11. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2020 and 2019, there was no single customer whose revenue exceeded 10% of the revenue.

(b) Economic and political risk

The Company’s major operations are conducted in Singapore and Hong Kong. Accordingly, the political, economic, and legal environments in Singapore and Hong Kong, as well as the general state of Singapore and Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

12. COMMITMENTS AND CONTINGENCIES

As of December 31, 2020, the Company has no material commitments or contingencies.

13. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the combined and consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2020, up through the date the Company issued the audited combined and consolidated financial statements. The Company had the following material recognizable subsequent events:

On June 17, 2021, the Company entered into the Share Exchange Transaction among Cosmos Group Holdings Inc. (”COSG”) and the Company’s shareholders for 1,133,910,484 shares of COSG’s common stock in exchange of its 100% equity interest. Upon completion of the Share Exchange Transaction, the Company became a 100% owned subsidiary of COSG.

F-17

MASSIVE TREASURE LIMITED

SIX MONTHS ENDED JUNE 30, 2021 AND 2020

F-18

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Current asset:
Cash and cash equivalents	$1,547,630	$773,381
Loan receivables, net	16,100,754	11,943,595
Loan interest and fee receivables, net	949,727	679,341
Amounts due from related parties	186,510	138,020
Prepayments and other receivables	1,331,664	702,037
Income tax receivable	-	1,420
Right of use assets, net	456,786	483,537

Total current assets	20,573,071	14,721,331

Non-current assets:
Property and equipment, net	77,660	246,575
Loan receivables, net	1,169,350	290,229

Total non-current assets	1,247,010	536,804

TOTAL ASSETS	$21,820,081	$15,258,135

LIABILTIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued liabilities and other payables	$370,888	$327,586
Loans payable	2,408,850	4,811,843
Amounts due to related parties	17,699,018	9,648,400
Income tax payable	212,401	-
Operating lease liabilities	456,786	483,537

Total current liabilities	21,147,943	15,271,366

TOTAL LIABILITIES	21,147,943	15,271,366

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, 50,000 authorized shares of $1 par value, 50,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	50,000	50,000
Accumulated other comprehensive loss	(5,709)	(5,374)
Retained earnings (accumulated deficit)	60,481	(295,447)
	104,772	(250,821)
Noncontrolling interest	567,366	237,590

Stockholders’ equity (deficit)	672,138	(13,231)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,820,081	$15,258,135

See accompanying notes to combined and consolidated financial statements.

F-19

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six Months ended June 30,
	2021	2020

Interest income	$3,227,945	$1,859,993

Less: interest expense	(776,946)	(467,196)

Net interest income	2,450,999	1,392,797

Operating expenses:
Sales and marketing expenses	(42,354)	(38,100)
General and administrative expenses	(1,649,724)	(1,329,483)
Total operating expenses	(1,692,078)	(1,367,583)

INCOME FROM OPERATION	758,921	25,214

Other income :
Recovery from bad debt	-	31,934
Gain from forgiveness of related party debts	140,712	52,120
Total other income	140,712	84,054

INCOME BEFORE INCOME TAXES	899,633	109,268

Income tax (expense) credit	(213,929)	6,048

NET INCOME	685,704	115,316

Net income attributable to noncontrolling interest	(329,776)	(56,973)

Net income attributable to Massive Treasure Limited	355,928	58,343

Other comprehensive income:
– Foreign currency adjustment loss	(335)	(1,929)

COMPREHENSIVE INCOME	$355,593	$56,414

See accompanying notes to combined and consolidated financial statements.

F-20

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six Months ended June 30,
	2021	2020

Cash flows from operating activities:
Net income	$685,704	$115,316

Adjustments to reconcile net income to net cash used in operating activities
Depreciation of property and equipment	10,060	15,162
Bad debt recovery	-	(31,934)
Gain from forgiveness of related party debts	(140,712)	(52,120)
Change in operating assets and liabilities:
Loan receivables	(5,039,086)	(1,440,948)
Loan interest receivables	(266,290)	(2,708)
Prepayments and other receivables	(629,627)	(26,192)
Accrued liabilities and other payables	43,302	203,924
Income tax	213,821	(12,311)
Net cash used in operating activities	(5,122,828)	(1,231,811)

Cash flows from investing activities:
Payment to acquire property and equipment	-	(174,743)
Proceeds from disposal of property and equipment	164,172	-

Net cash generated from (used in) investing activities	164,172	(174,743)

Cash flows from financing activities:
(Repayment to) proceeds from loans payable	(2,402,993)	524,866
Advances from related parties	8,141,550	1,416,160
Net cash generated from financing activities	5,738,557	1,941,026

Foreign currency translation adjustment	(5,652)	(7,450)

Net change in cash and cash equivalents	774,249	527,022

BEGINNING OF PERIOD	773,381	445,144

END OF PERIOD	$1,547,630	$972,166

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Impact of adoption of ASC 842 - lease obligation and ROU asset	$112,561	$218,873
Cash paid for income taxes	$-	$-
Cash paid for interest	$776,946	$467,496

See accompanying notes to combined and consolidated financial statements.

F-21

MASSIVE TREASURE LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	(Accumulated losses) retained	Non-controlling	Total stockholders’ (deficit)
	No. of shares	Amount	capital	loss	earnings	interest	equity

Balance as of January 1, 2020	50,000	$50,000	$-	$(3,515)	$(541,143)	$15,561	$(479,097)

Foreign currency translation adjustment	-	-	-	(1,929)	-	-	(1,929)
Net income for the period	-	-	-	-	58,343	56,973	115,316

Balance as of June 30, 2020	50,000	$50,000	$-	$(5,444)	$(482,800)	$72,534	$(365,710)

Balance as of January 1, 2021	50,000	$50,000	$-	$(5,374)	$(295,447)	$237,590	$(13,231)

Foreign currency translation adjustment			-	(335)	-	-	(335)
Net income for the period			-		355,928	329,776	685,704

Balance as of June 30, 2021	50,000	$50,000	$-	$(5,709)	$60,481	$567,366	$672,138

See accompanying notes to combined and consolidated financial statements.

F-22

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Massive Treasure Limited (the “Company”) was incorporated in the British Virgin Islands (“BVI”) on March 2, 2021.

Pursuant to its Memorandum of Association, the authorized capital is amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

In May 2021, the Company consummated the Share Exchange Transactions among the respective entities and their shareholders, as follows:

-	Coinllectibles DeFi Limited, Hong Kong corporation
-	Healthy Finance Limited, Hong Kong corporation
-	8M Limited, Hong Kong corporation
-	Dragon Group Mortgage Limited, Hong Kong corporation
-	E-on Finance Limited, Hong Kong corporation
-	Lee Kee Finance Limited, Hong Kong corporation
-	Rich Finance (Hong Kong) Limited, Hong Kong corporation
-	Long Journey Finance Limited, Hong Kong corporation
-	Vaav Limited, Hong Kong corporation; and
-	Star Credit Limited, Hong Kong corporation (collectively referred to as “Finance Business”)

Because the Company is a shell company, Finance Business will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Finance Business is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of Finance Business, and the Company’s assets, liabilities and results of operations will be consolidated with Finance Business beginning on the acquisition date. Finance Business was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (Finance Business). After completion of the Share Exchange Transaction, the Company’s combined and consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Finance Business mainly offers various financial and money lending services, which commenced the operations in Hong Kong since 2019.

Description of subsidiaries

Company name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of registered/ paid up share capital	Effective interest held

Coinllectibles (HK) Limited	Hong Kong, limited liability company	Corporate management in Hong Kong	1,000 ordinary shares for HK$1,000	100%

Coinllectibles Wealth Limited	Hong Kong, limited liability company	Corporate management in Hong Kong	1 ordinary share for HK$1	100%
Coinllectibles DeFi Limited	Hong Kong, limited liability company	Financing service management in Hong Kong	10,000 ordinary shares for HK$10,000	100%

F-23

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Healthy Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

8M Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10 ordinary shares for HK$10	51%

Dragon Group Mortgage Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

E-on Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	2 ordinary shares for HK$2	51%

Lee Kee Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	920,000 ordinary shares for HK$920,000	51%

Rich Finance (Hong Kong) Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

Long Journey Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	100 ordinary shares for HK$100	51%

Vaav Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

Star Credit Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	1,000,000 ordinary shares for HK$1,000,000	51%

Coinllectibles Pte Limited	Singapore, limited liability company	Corporate management and IT development in Singapore	1,000 ordinary shares for S$1,000	100%

Coinllectibles Limited	BVI, limited liability company	Procurement of art and collectibles in Singapore	1,000 ordinary shares at par value of US$1	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined and consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined and consolidated financial statements and notes.

•	Basis of presentation

These accompanying combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

F-24

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Use of estimates and assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•	Basis of consolidation

The combined and consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Loan receivables, net

Loan receivables are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loan receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

•	Allowance for loan losses ("ALL")

The adequacy of the Company's ALL is determined, in accordance with ASC Subtopics 450-20 "Loss Contingencies" includes management's review of the Company's loan portfolio, including the identification and review of individual problem situations that may affect a borrower's ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management's evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

F-25

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer and office equipment	5 years

Depreciation expense was $10,060 and $15,162 for the six months ended June 30, 2021 and 2020, respectively.

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

•	Revenue recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company is licensed to originate consumer, mortgage and commercial loans in Hong Kong. During the six months ended June 30, 2021 and 2020, the Company originated loans generally ranging up to $387, with terms ranging from 2 months to more than 1 year. The Company mainly derives a portion of its revenue from loan which is specifically excluded from the scope of this standard.

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

F-26

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the six months ended June 30, 2021 and, 2020.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s subsidiaries are operating in Hong, and maintain their books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the following periods:-

	June 30, 2021	December 31, 2020
Period-end HKD:US$ exchange rate	0.1288	0.1290
Annualized average HKD:US$ exchange rate	0.1288	0.1289

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. For the periods ended June 30, 2021 and 2020, the Company operates in one reportable operating segment in Hong Kong and Singapore.

F-27

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-28

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, loan and fee receivable, prepayments and other receivables, amounts due from related parties, accrued liabilities and other payables, loans payable, amounts due to related parties approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In June 2020, the FASB issued ASU 2020-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2020-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2020-07 will have a material impact on the Company’s consolidated financial statements.

F-29

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

In August 2020, the FASB issued ASU No. 2020-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which amended its guidance for costs of implementing a cloud computing service arrangement to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new standard also requires customers to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement. This new standard becomes effective for the Company in the first quarter of fiscal year 2020, with early adoption permitted. This new standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact of adopting this amendment to its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. GOING CONCERN UNCERTAINTIES

The accompanying unaudited combined and consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from a working capital deficit of $574,872, at June 30, 2021. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern in the next twelve months is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These combined and consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. The COVID-19 pandemic has significantly impacted health and economic conditions throughout the Asian region. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted the results of operations, financial condition and cash flows of the Company included in this reporting. The impact included the difficulties of working remotely from home including slow Internet connection, the inability of our accounting and financial officers to collaborate as effectively as they would otherwise have in an office environment and issues arising from mandatory state quarantines.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

F-30

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

4. LOAN RECEIVABLES, NET

The Company’s loan portfolio was as follows:-

	June 30, 2021	December 31, 2020

Personal loans	$14,864,156	$11,083,189
Commercial loans	515,132	515,963
Mortgage loans	1,965,545	688,178
Total loans	17,344,833	12,287,330
Less: Allowance for loan losses	(74,729)	(53,506)
Loan receivables, net	$17,270,104	$12,233,824

Reclassifying as:
Current portion	$16,100,754	$11,943,595
Non-current portion	1,169,350	290,229

Total loan receivables	$17,270,104	$12,233,824

The interest rates on loans issued were ranged from 12% to 58% per annum for the six months ended June 30, 2021 and 2020.

All loans are made to either business or individual customers in Hong Kong for a period of 1 week to 120 months.

Allowance for loan losses is estimated on an annual basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

Interest on loan receivable is accrued and credited to income as earned. The Company determines a loan’s past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 180 days (The further extension of loan past due status is subject to management final approval and on case-by-case basis).

5. LOAN PAYABLES

The amounts represented temporary advances received from the third parties, which were unsecured, interest charged at 18% per annum and will become repayable within 1 year. The loan payable balance was $2,408,850 and $4,811,843 as of June 30, 2021 and December 31, 2020, respectively.

6. AMOUNTS DUE TO RELATED PARTIES

The amounts represented temporary advances to the Company, which were unsecured, interest-free and had no fixed terms of repayments. The related parties balance was $17,699,018 and $9,648,400 as of June 30, 2021 and December 31, 2020, respectively.

7. LEASES

The Company entered into operating leases primarily for office premises with lease terms generally 2 years. The Company adopted Topic 842, using the modified-retrospective approach as discussed in Note 2, and as a result, recognized a right-of-use asset and a lease liability. The Company uses a 5% rate to determine the present value of the lease payments. The remaining life of the lease was one year.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets.

As of June 30, 2021, right-of-use assets were $456,786 and lease liabilities were $456,786.

For the six months ended June 30, 2021 and 2020, the Company charged to operations lease as expenses of $151,016 and $108,940, respectively.

The maturity of the Company’s lease obligations is presented below:

Year Ended June 30,	Operating lease amount

2022	$286,617
2023	153,437
2024	29,297

Total	469,351
Less: interest	(12,565)
Present value of lease liabilities – current liability	$456,786

F-31

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

8. STOCKHOLDERS’ EQUITY

Authorized Shares

The Company’s authorized shares are 50,000 ordinary shares with a par value of $1.

Issued and outstanding shares

As of June 30, 2021 and December 31, 2020, the Company had 50,000 and 50,000 shares of common stock issued and outstanding, respectively.

9. INCOME TAX

The provision for income taxes consisted of the following:

	Six Months ended June 30,
	2021	2020

Current tax	$213,929	$6,048
Deferred tax	-	-

Income tax expense	$213,929	$6,048

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in Singapore and Hong Kong that is subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Republic of Singapore

The Company’s subsidiaries are registered in Republic of Singapore and are subject to the Singapore corporate income tax at a standard income tax rate of 17% on the assessable income arising in Singapore during its tax year.

Hong Kong

The Company’s subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the six months ended June 30, 2021 and 2020 is as follows:

	Six Months ended June 30,
	2021	2020

Income before income taxes	$899,633	$109,268
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	148,439	18,029
Tax effect of non-deductible items	65,490	-
Tax effect of non-taxable items	-	(24,077)
Income tax expense (credit)	$213,929	$(6,048)

F-32

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020

Deferred tax assets:
Net operating loss carryforwards	$139,700	$190,595
Less: valuation allowance	(139,700)	(190,595)
Deferred tax assets, net	$-	$-

As of June 30, 2021, Hong Kong operations incurred $846,667 of cumulative net operating losses which can be carried forward to offset the future taxable income. There is no expiry in net operating loss carryforwards under Hong Kong tax regime. The Company has provided for a full valuation allowance against the deferred tax assets of $139,700 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

10. RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying combined and consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

11. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the six months ended June 30, 2021 and 2020, there was no single customer whose revenue exceeded 10% of the revenue.

(b) Economic and political risk

The Company’s major operations are conducted in Singapore and Hong Kong. Accordingly, the political, economic, and legal environments in Singapore and Hong Kong, as well as the general state of Singapore and Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

12. COMMITMENTS AND CONTINGENCIES

As of June 30, 2021, the Company has no material commitments or contingencies.

F-33

MASSIVE TREASURE LIMITED

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

13. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before combined and consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2021, up through the date the Company issued the unaudited combined and consolidated financial statements. The Company had the following material recognizable subsequent events:

On June 17, 2021, the Company entered into the Share Exchange Transaction among Cosmos Group Holdings Inc. (”COSG”) and the Company’s shareholders for 1,133,910,484 shares of COSG’s common stock in exchange of its 100% equity interest. Upon completion of the Share Exchange Transaction, the Company became a 100% owned subsidiary of COSG.

F-34

COSMOS GROUP HOLDINGS INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma Condensed
	COSG	MTL	Adjustments	Note	Combined

ASSETS
Current assets:
Cash and cash equivalents	$-	$1,547,630			$1,547,630
Loan receivables, net	-	16,100,754			16,100,754
Loan interest and fee receivables	-	949,727			949,727
Amounts due from related parties	-	186,510			186,510
Deposits and prepayments	-	1,331,664			1,331,664
Operating lease right-of-use asset	-	456,786			456,786

Total current assets	-	20,573,071			20,573,071

Non-current assets:
Loan receivables	-	1,169,350			1,169,350
Property and equipment	-	77,660			77,660
Total non-current assets	-	1,247,010			1,247,010

TOTAL ASSETS	$-	$21,820,081			$21,820,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$5,997	$370,888			$376,885
Loan payable	-	2,408,850			2,408,850
Amounts due to related parties		17,699,018			17,699,018
Income tax payable	-	212,401			212,401
Lease liabilities	-	456,786			456,786

Total current liabilities	5,997	21,147,943			21,153,940

Total liabilities	5,997	21,147,943			21,153,940

Stockholders’ equity:
Common stock	21,536	50,000	1,083,910	(b)	1,155,446
Additional paid-in capital	395,516	-	(395,516)	(a),(b)	-
Accumulated other comprehensive loss	(1,436)	(5,709)			(7,145)
Accumulated deficit	(421,613)	60,481	(688,394)	(a),	(1,049,526)
	(5,997)	104,772			98,775
Noncontrolling interest	-	567,366			567,366

Total stockholders’ equity	(5,997)	672,138			666,141
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-	$21,820,081			$21,820,081

F-35

COSMOS GROUP HOLDINGS INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	Historical	Historical	Pro forma	Pro Forma Condensed
	COSG	MTL	Adjustment	Combined

Revenues, net	$-	$3,227,945		$3,227,945

Cost of revenue	-	(776,946)		(776,946)

Gross profit	-	2,450,999		2,450,999

Operating expenses:
Sale and marketing expenses	-	(42,354)		(42,354)
General and administrative expenses	(5,975)	(1,649,724)		(1,655,699)
Total operating expenses	(5,975)	(1,692,078)		(1,698,053)

(LOSS) INCOME FROM OPERATIONS	(5,975)	758,921		752,946

Other income:
Gain on disposal of subsidiaries	173,812	-		173,812
Gain from forgiveness of related party’s debts	512,826	140,712		653,538

Total other income	686,638	140,712		827,350

INCOME BEFORE INCOME TAXES	680,663	899,633		1,580,296

Income tax expense	-	(213,929)		(213,929)

NET INCOME	$680,663	685,704		$1,366,367

Net income attributable to noncontrolling interest	-	(329,776)		(329,776)

Net income attributable to MTL	680,663	355,928		1,036,591

Other comprehensive loss:
Foreign currency adjustment loss	(989)	(335)		(1,324)

Comprehensive income	679,674	355,593		1,035,267

Net income per share	$0.00	$0.00		$0.00

Weighted average shares outstanding	21,436,933	1,133,910,484		1,155,347,417

F-36

COSMOS GROUP HOLDINGS INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF JUNE 30, 2021

(Unaudited)

NOTE 1 – BACKGROUND

On June 17, 2021, the Company entered into a Share Exchange Agreement with the shareholders of Massive Treasure Limited (“MTL”). Pursuant to the Share Exchange Agreement, the Company agreed to issue 1,078,269,470 in exchange for 100% of MTL. MTL is a party to numerous agreements to acquire 12 additional business entities. As such, the Company further agreed to issue an additional 55,641,014 shares of common stock to complete the acquisition of 12 business entities concurrently. CHAN Man Chung, the Company’s director of MTL. This acquisition consummated on September 17, 2021. The consideration of the Share Exchange totaled approximately 1,133,910,484 shares of the Company’s common stock, at the price of $0.51 equal to $578,294,346.

This Acquisition is considered as related party transaction, whereas CHAN Man Chung is a director and shareholder of the Company and also controls MTL and its subsidiaries.

NOTE 2 – BASIS OF PRESENTATION

Prior to the Share Exchange, the Company was considered as a shell company due to its nominal assets and limited operation. The transaction will be treated as a recapitalization of the Company.

Upon the Share Exchange between the Company and MTL on June 17, 2021, is considered as a merger of entities under common control that CHAN Man Chung is the common director of both the Company and MTL. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Exchange, which required retrospective combination of the Company and MTL for all periods presented.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with COSG’s historical financial statements included elsewhere on Form 10-Q for the quarter ended June 30, 2021, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on June 30, 2021, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between COSG and MTL since such amounts, if any, are not presently determinable.

F-37

COSMOS GROUP HOLDINGS INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF JUNE 30, 2021

(Unaudited)

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on September 17, 2021 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To eliminate the accumulated deficits of COSG incurred before the merger transaction to reflect the recapitalization of COSG and reclassify 50,000 ordinary shares of MTL to accumulated deficit

Dr. Additional paid-in capital	395,516
Cr. Accumulated deficit	445,516
Dr. Common stock	50,000

(b)	To reflect the issuance of 1,133,910,484 shares of common stock of COSG for the acquisition of 100% of MTL

Dr. Accumulated deficit	1,133,910
Cr. Common stock	1,133,910

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the share exchange transaction has been computed as follows:

Net income	$1,366,367

Net income per share – Basic and diluted	$0.00

Weighted average number of shares deemed issued and outstanding	1,155,347,417

F-38